EXHIBIT 99.10
BACKSTOP SECURITIES AGREEMENT
     This Backstop Securities Agreement (this “Agreement”) is dated as of November 3, 2009, by and among RehabCare Group, Inc., a Delaware corporation (the “Company”), and each person and entity identified on the signature pages hereto (each, including its successors and permitted assigns, a "Stockholder” and collectively, the “Stockholders”).
RECITALS
          A. The Stockholders are holders of securities issued by Triumph Healthcare Holdings, Inc., a Delaware corporation (“Triumph”).
          B. The Company is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, RehabCare Group, Inc., a Delaware corporation, RehabCare Group East, Inc., a Delaware corporation, RehabCare Hospital Holdings, LLC, a Delaware limited liability company, Triumph and TA Associates, Inc., a Delaware corporation, in its capacity as the securityholders representative (as originally executed and as the same may be amended, restated, modified or supplemented in accordance with its terms, the “Merger Agreement”).
          C. The Merger Agreement requires the Company to pay the Aggregate Securityholders Closing Payment (as defined in the Merger Agreement) to Triumph’s securityholders upon consummation of the Merger.
          D. The parties to the Merger Agreement intend that the Aggregate Securityholders Closing Payment be in the form of cash.
          E. In the event there is a Parent Cash Shortfall (as defined in the Merger Agreement), the Merger Agreement requires the Company to issue to the undersigned Stockholders shares of the Company’s Series A Preferred Stock and, if required, Series B Preferred Stock (each, as defined below, and collectively, the “Shares”) having an aggregate liquidation preference equal to the amount of the Parent Cash Shortfall up to a maximum of $125,000,000 (such resulting amount, the "Face Amount” and such maximum, the “Backstop Cap”) in accordance with the terms of the Merger Agreement and this Agreement.
          F. Any Shares required to be issued by the Company to the Stockholders pursuant to the terms of the Merger Agreement and the terms hereof shall be in the form of Series A Preferred Stock until such time as the Company has issued a number of shares of Series A Preferred Stock in an amount equal to 19.99% of the shares of the Company’s Common Stock (as defined below) issued and outstanding on the Merger Agreement Closing Date (as defined below) (assuming conversion in full of such shares of Series A Preferred Stock pursuant to the Certificate of Designations) (the “Series A Issuance Cap”), and thereafter all Shares issued by the Company to the Stockholders pursuant to the terms of the Merger Agreement shall be shares of Series B Preferred Stock.
          G. The Company and each Stockholder is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.
          H. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A (as originally executed and as the same may be amended, restated, modified or supplemented in accordance with its terms, the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the shares of Common Stock issued or issuable upon conversion of the Shares held by any Stockholder, whether such preferred shares are now held or hereafter acquired, including, without limitation, any such shares of preferred stock issued or issuable as a dividend (all such shares of Common Stock are collectively referred to as the “Conversion Shares”), such registration rights being provided under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:
ARTICLE I.
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
          “15 % Threshold” has the meaning set forth in Section 4.10(b).
          “5 % Threshold” has the meaning set forth in Section 4.10(b).
          “Acquiring Person” has the meaning set forth in Section 4.4.
          “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.
          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.
          “Agreement” has the meaning set forth in the Preamble.
          “Alternate Designees” has the meaning set forth in Section 4.10(i).
          “Backstop Cap” has the meaning set forth in the Recitals.
          “Board of Directors” means the board of directors of the Company.
          “Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
          “Buy-In” has the meaning set forth in Section 4.1(f).

          “Buy-In Price” has the meaning set forth in Section 4.1(f).
          “Certificate of Designations” means the Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock and Series B Redeemable Non-Voting Preferred Stock of RehabCare Group, Inc. in the form attached hereto as Exhibit B.
          “Closing” has the meaning set forth in Section 2.1(b)
          “Closing Bid Price” means, for any security as of any date, (a) the last reported closing bid price per share of Common Stock for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, or, (b) if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or (c) if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or (d) if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported in the "pink sheets” by Pink Sheets LLC. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of such security. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
          “Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.
          “Commission” has the meaning set forth in the Recitals.
          “Commitment Consideration” means an amount equal to the product of (a) .05 multiplied by (b) the Face Amount of all Backstop Securities (as defined in the Merger Agreement) issued at the Closing (other than any such Backstop Securities to be issued in respect of the Commitment Consideration or the Support Consideration pursuant to Section 2.2(a)(ii) or Section 2.2(a)(iii), to be paid at Closing pursuant to Section 2.2(a)(ii) by the Company.
          “Commitment Consideration Shortfall” has the meaning set forth in Section 2.2(a)(ii).
          “Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereinafter be reclassified.
          “Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
          “Company” has the meaning set forth in the Preamble.
          “Company Claim” has the meaning set forth in Section 6.6(a).

          “Company Claim Notice” has the meaning set forth in Section 6.6(a).
          “Company Claim Response” has the meaning set forth in Section 6.6(a).
          “Company Claim Response Period” has the meaning set forth in Section 6.6(a).
          “Company Counsel” means Weil, Gotshal & Manges LLP.
          “Company Deliverables” has the meaning set forth in Section 2.2(a).
          “Company Indemnitees” has the meaning set forth in Section 6.2.
          “Company’s Knowledge” or similar words and phrases such as “to the Company’s Knowledge”, means as to John Short, Jay Shreiner, Donald Adam, Sam Duggan, Jeff Zadoks, Patricia Henry, Mary Pat Welc and Kevin Gross, their actual knowledge after reasonable inquiry of the Company’s executive officers and all other senior employees having responsibility relating to the applicable matter.
          “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Conversion Shares” has the meaning set forth in the Recitals.
          “Deadline Date” has the meaning set forth in Section 4.1(f).
          “Deductible” has the meaning set forth in Section 6.5(a).
          “Disclosure Materials” has the meaning set forth in Section 3.1(h).
          “Disclosure Schedules” has the meaning set forth in Section 3.1.
          “DTC” has the meaning set forth in Section 4.1(c).
          “Effective Date” means the date on which the Initial Registration Statement (as defined in the Registration Rights Agreement) required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.
          “Environmental Laws” has the meaning set forth in Section 3.1(cc).
          “Evaluation Date” has the meaning set forth in Section 3.1(t).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “Face Amount” has the meaning set forth in the Recitals.
          “First Annual Meeting” has the meaning set forth in Section 4.11.
          “GAAP” means United States generally accepted accounting principles as in effect (a) with respect to financial information for periods on or after the Closing Date, as of the date of this

Agreement, and (b) with respect to financial information for periods prior to the Closing Date, as of such applicable time.
          “General Enforceability Exceptions” has the meaning set forth in Section 3.1(c).
          “Governmental Authority” means the government of the United States of America and any state, commonwealth, territory, possession, county, or municipality thereof, or the government of any political subdivision of any of the foregoing, the government or agency of any foreign country, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.
          “Governmental Programs” means “federal health care programs” as defined in 42 U.S.C. § 1320a-7b(f).
          “Healthcare Laws” means any law relating to the provision, administration, and/or payment for healthcare or healthcare-related products or services, including, without limitation, to the extent applicable: (a) rules and regulations governing the operation and administration of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), or other federal and state health care programs; (b) the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (c) the False Claims Act (31 U.S.C. §§ 3729 et seq.), (d) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), (vi) the civil False Claims Act (31 U.S.C. § 3729 et seq.), (e) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), (f) the exclusion laws (42 U.S.C. § 1320a-7), (g) the civil monetary penalty laws (42 U.S.C. § 1320a-7a), (h) the Stark Laws (42 U.S.C. § 1395nn), (i) the Prescription Drug Marketing Act, (j) the Federal Controlled Substances Act of 1970, (k) the Food, Drug and Cosmetic Act, (l) any state Pharmacy Practice Acts, (m) the rules and regulations of the U.S. Department of Health and Human Services, the U.S. Food and Drug Administration, the state departments of health, and the state boards of pharmacy, and (n) any other state or federal law, regulation, guidance document, manual provision, program memorandum, opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation, or any other aspect of providing health care.
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          “Indemnifying Party” has the meaning set forth in Section 6.6(c).
          “Intellectual Property Rights” has the meaning set forth in Section 3.1(p).
          “Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 4.1(d)
          “Legend Removal Date” has the meaning set forth in Section 4.1(c).
          “Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.
          “Loss” means (a) with respect to third-party claims, any and all out-of-pocket losses, liabilities, claims, damages (including special, incidental and consequential damages awarded to such third-party in connection with a claim brought by such third-party), awards, assessments, judgments, fines, penalties, settlements, taxes, costs, fees, expenses (including costs of investigation and reasonable and actually incurred defense and attorneys’ and other professionals’ fees) and disbursements; and (b) with respect to claims which are not third-party claims, any and all out-of-pocket losses, liabilities, claims, damages (including damages which were reasonably foreseeable as of the date of this Agreement) as a result of or in connection with the applicable facts, events, contracts, conditions, actions or inactions, as of such time, causing or relating to such damages, awards, assessments, judgments, fines, penalties, settlements, taxes, costs, fees, expenses (including costs of investigation and reasonable and actually incurred defense and attorneys’ and other professionals’ fees) and disbursements. Notwithstanding the foregoing, the definition of Loss excludes any punitive or exemplary damages except to the extent awarded to a third-party in connection with a claim brought by such third-party.
          “Material Adverse Effect” means a material adverse effect (a) on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) on the ability of the Company or any Subsidiary to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby; provided, however, that, with respect to the Company, none of the following constitute, or will be considered in determining whether there has occurred, a Material Adverse Effect: (i) changes that are the result of factors generally affecting the industries or markets in which the Company or any of its Subsidiaries operate (other than those that have had a materially disproportionate adverse effect relative to other industry participants on the Company and its Subsidiaries taken as a whole); (ii) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or the pendency or announcement of the transactions contemplated by this Agreement, including actions of competitors or any delays or cancellations for services or losses of employees, physicians, customers or referral sources; (iii) changes in laws, rules or regulations or GAAP or the interpretation thereof; (iv) any action taken at the written request of the Stockholder Representative; (v) any legal or investment banking fees or expenses, or severance, bonus, benefit or other change in control payments under specified executive benefits or employment agreement of the Company, incurred or made in connection with the transactions contemplated by this Agreement; (vi) any failure of the Company to meet any projection or forecast prior to the Closing (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred) and (vii) changes that are the result of economic factors affecting the national, regional or world economy or acts of war or terrorism (other than those that have had a materially disproportionate adverse effect relative to other industry participants on the Company and its Subsidiaries taken as a whole).
          “Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
          “Material Permits” has the meaning set forth in Section 3.1(n).
          “Merger” means the “Merger” (as such term is defined in the Merger Agreement).
          “Merger Agreement” has the meaning set forth in the Recitals.
          “Merger Agreement Closing Date” means the “Closing Date” (as such term is defined in the Merger Agreement).
          “New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.
          “Notice” has the meaning set forth in Section 6.6(b).

          “OFAC” has the meaning set forth in Section 3.1(ii).
          “Ownership Threshold” has the meaning Section 4.10(b).
          “Permitted Transferee” means, (a) with respect to a Stockholder proposing to transfer or otherwise dispose of its Shares, any Person other than those Persons set forth on Schedule I attached hereto and (b) with respect to a Stockholder proposing to transfer or otherwise dispose of its Conversion Shares, any Person.
          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.
          “Press Release” has the meaning set forth in Section 4.3.
          “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the New York Stock Exchange.
          “Registration Rights Agreement” has the meaning set forth in the Recitals.
          “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Stockholders of the Registrable Securities (as defined in the Registration Rights Agreement).
          “Regulation D” has the meaning set forth in the Recitals.
          “Released Parties” has the meaning set forth in Section 7.18.
          “Required Approvals” has the meaning set forth in Section 3.1(e).
          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “SEC Reports” has the meaning set forth in Section 3.1(h).
          “Securities” means the Shares and the Conversion Shares.
          “Securities Act” has the meaning set forth in the Recitals.
          “Series A Director” has the meaning set forth in Section 4.10(b).
          “Series A Preferred Stock” means the Series A Convertible Redeemable Preferred Stock of the Company, par value $0.10 per share, and any securities into which such they may hereinafter be reclassified.
          “Series B Preferred Stock” means the Series B Non-Voting Redeemable Preferred Stock of the Company, par value $0.10 per share, and any securities into which such they may hereinafter be reclassified.
          “Shares” has the meaning set forth in the Recitals.

          “Stock Certificates” has the meaning set forth in Section 2.2(a)(i).
          “Stockholder” or “Stockholders” has the meaning set forth in the Preamble.
          “Stockholder Approval” has the meaning set forth in Section 4.11.
          “Stockholder Claim” has the meaning set forth in Section 6.6(b).
          “Stockholder Claim Notice” has the meaning set forth in Section 6.6(b).
          “Stockholder Claim Response” has the meaning set forth in Section 6.6(b).
          “Stockholder Claim Response Period” has the meaning set forth in Section 6.6(b).
          “Stockholder Indemnitees” has the meaning set forth in Section 6.3.
          “Stockholder Representative” has the meaning set forth in Section 7.17(a).
          “Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.
          “Support Consideration” means an amount equal to the product of (a) .05 multiplied by (b) the Face Amount of all Backstop Securities issued at the Closing (other than any such Backstop Securities to be issued in respect of the Commitment Consideration or the Support Consideration pursuant to Section 2.2(a)(ii) or Section 2.2(a)(iii)), to be paid at Closing pursuant to Section 2.2(a)(iii) by the Company.
          “Support Consideration Shortfall” has the meaning set forth in Section 2.2(a)(iii).
          “Trading Day” means (a) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (b) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.
          “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
          “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.
          “Transfer Agent” means Computershare Investor Services, the current transfer agent of the Company, with a mailing address of 350 Indiana Street, Suite 800, Golden, CO 80401, and a facsimile number of (303) 262-0604, or any successor transfer agent for the Company.
          “Triumph” has the meaning set forth in the Recitals.

ARTICLE II.
ACQUISITION OF SHARES
     2.1 Closing.
          (a) Amount. Subject to the terms and conditions set forth in this Agreement and subject to the consummation of the Merger in accordance with the terms of the Merger Agreement, at the Closing, the Company shall issue to each Stockholder that has delivered a Letter of Transmittal (as such term is defined in the Merger Agreement) to the Company, and each such Stockholder shall, severally and not jointly, acquire from the Company, an aggregate number of shares of Series A Preferred Stock and, if applicable, Series B Preferred Stock equal to the Face Amount up to the Backstop Cap, in accordance with the Backstop Securities Percentage (as such term is defined in the Merger Agreement).
          (b) Closing. Unless this Agreement has previously terminated pursuant to Section 7.16, the closing of the transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m. (Dallas time) on the same date as the Merger Agreement Closing Date at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75021 unless another time, date or place is agreed to in writing by the Company and the Securityholder Representative (as defined in the Merger Agreement) of the Company. Except as otherwise set forth herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.
     2.2 Closing Deliveries.
          (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Stockholder the following (the “Company Deliverables”):
               (i) Except for those original stock certificates that are delivered to the Escrow Agent (as such term is defined in the Merger Agreement) pursuant to the terms and conditions of the Merger Agreement and the Escrow Agreement (as such term is defined in the Merger Agreement), original stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing the Shares acquired by the Stockholders hereunder, each registered in the name of applicable Stockholder (the “Stock Certificates”);
               (ii) the Commitment Consideration, to the Stockholders in accordance with the Backstop Securities Percentage, by wire transfer of immediately available funds to the account or accounts designated in writing by such Stockholders to the Company on or prior to the Closing; provided, however, that if the full Face Amount up to the Backstop Cap is issued and the Company does not have cash available to pay the Commitment Consideration in full at Closing (such amount is referred to as the “Commitment Consideration Shortfall”), the Company shall issue to the Stockholders additional shares of Series A Preferred Stock subject to the requirement that the Stockholders’ aggregate ownership (after first taking into account any Backstop Securities issued at the Closing) is below the Series A Issuance Cap (such number of shares of Series A Preferred Stock shall be calculated by dividing (A) the Commitment Consideration Shortfall by (B) the Series A Original Issue Price (as defined in the Certificate of Designations)) and thereafter shall issue to the Stockholders additional shares of Series B Preferred Stock (such number of shares of Series B Preferred Stock shall be calculated by dividing (A) the Commitment Consideration Shortfall by (B) the Series B Original Issue Price (as defined in the Certificate of

Designations)) until such time as the aggregate value of the cash and Shares delivered to the Stockholders in respect of the Commitment Consideration is equal to the amount of the Commitment Consideration;
               (iii) the Support Consideration, to the Stockholders in accordance with the Backstop Securities Percentage, by wire transfer of immediately available funds to the account or accounts designated in writing by such Stockholders to the Company on or prior to the Closing; provided, however, that if the full Face Amount up to the Backstop Cap is issued and the Company does not have cash available to pay the Support Consideration in full at Closing (such amount is referred to as the “Support Consideration Shortfall”), the Company shall issue to the Stockholders additional shares of Series A Preferred Stock subject to the requirement that the Stockholders’ aggregate ownership (after first taking into account any Backstop Securities issued at the Closing and any shares of Series A Preferred Stock issued pursuant to Section 2.2(a)(ii)) is below the Series A Issuance Cap (such number of shares of Series A Preferred Stock shall be calculated by dividing (A) the Support Consideration Shortfall by (B) the Series A Original Issue Price) and thereafter shall issue to the Stockholders additional shares of Series B Preferred Stock (such number of shares of Series B Preferred Stock shall be calculated by dividing (A) the Support Consideration Shortfall by (C) the Series B Original Issue Price) until such time as the aggregate value of the cash and Shares delivered to the Stockholders in respect of the Support Consideration is equal to the amount of the Support Consideration;
               (iv) a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Stockholders;
               (v) a copy of a certificate issued by the Secretary of State of the State of Delaware evidencing the filing of the Certificate of Designations in the State of Delaware;
               (vi) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent and delivered at Closing instructing the Transfer Agent to deliver, on an expedited basis following any subsequent conversion of the Shares, a certificate evidencing a number of shares of Common Stock equal to (A) the number of shares of Series A Preferred Stock that such Stockholder has converted divided by (B) the Series A Original Issue Price;
               (vii) a certificate of the Secretary of the Company, dated as of the Closing Date, (A) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (B) certifying the current versions of the certificate of incorporation and bylaws of the Company, each, as amended and (C) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;
               (viii) a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days prior to the Closing Date; and
               (ix) an updated Schedule 3.1(g), which shall be true and correct in all respects as of the Closing Date, and the Stockholder Representative shall have received a certificate signed by an authorized officer of the Company, dated as of the Closing Date, to the foregoing effect, certifying that such updated Schedule 3.1(g) is true and correct as of the Closing Date.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. Except (a) as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (b) disclosed in the SEC Reports, the Company hereby represents and warrants to each of the Stockholders as follows:
          (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
          (b) Organization and Qualification. The Company and each of its Subsidiaries are entities duly incorporated or otherwise organized, validly existing and in good standing under the laws of the applicable jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on their respective businesses as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries are duly qualified to conduct business and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by such entity makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.
          (c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the issuance of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and constitutes, or when delivered in accordance with the terms hereof will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “General Enforceability Exceptions”).
          (d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a material breach of, or a material default under or result in the creation of any Lien upon any of the material properties or assets of the Company or any

Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or violate, in any material respect, any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Stockholders herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected.
          (e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Securities), other than, to the extent required, (i) the filing with the Commission (A) of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement or (B) of any filings pursuant to the Securities and Exchange Act of 1934, as amended, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance of the Securities and the listing of the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) any required compliance with or filings under the HSR Act and the expiration or termination of the applicable waiting period thereunder, (vi) the filings required in accordance with Section 4.3 of this Agreement and (vii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).
          (f) Issuance of the Shares and the Conversion Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of others. Assuming the accuracy of the representations and warranties of the Stockholders in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares issuable upon conversion of the Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of others. Assuming the accuracy of the representations and warranties of the Stockholders in this Agreement, the Conversion Shares will be issued in compliance with all applicable federal and state securities laws.
          (g) Capitalization. As of date hereof, the number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material affect on the issued and outstanding capital stock, options and other securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth on Schedule 3.1(g) or a result of the issuance of the Securities, as of the date hereof, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Stockholders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder of the Company, the Board of Directors or others is required for the issuance of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.
          (h) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports,” and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure to qualify to register the Conversion Shares for resale on Form S-3 or which would prevent any Stockholder from using Rule 144 to resell any Conversion Shares). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.
          (i) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments (which, to the Knowledge of the Company, are not expected to be material individually or in the aggregate).
          (j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and except in connection with the transactions contemplated by this Agreement and the Merger Agreement, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared, set aside or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any of its officers, directors or Affiliates, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports. Except for the issuance of the Securities contemplated by this Agreement and the transactions contemplated by the Merger Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.
          (k) Litigation. There is no Action pending or, to the Knowledge of the Company, threatened in writing (i) against the Company or any of its Subsidiaries, (ii) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (iii) except as specifically disclosed in the SEC Reports, which would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. During the five (5) years immediately proceeding the date of this Agreement, neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. During the five (5) years immediately proceeding the date of this Agreement, there has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. During the five (5) years immediately proceeding the date of this Agreement, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.
          (l) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and, to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance in all material respects with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

          (m) Compliance. Neither the Company nor any of its Subsidiaries (i) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in material default under or that it is in material violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in material violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in material violation of, or in receipt of written notice that it is in material violation of, any statute, rule or regulation of any Governmental Authority applicable to the Company.
          (n) Regulatory Permits. The Company and each of its Subsidiaries possesses all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of Actions relating to the revocation or modification of any such Material Permits.
          (o) Title to Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property owned by them. The Company and each of its Subsidiaries have good and valid title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and any of its Subsidiaries.
          (p) Patents and Trademarks. To the Company’s Knowledge, the Company and the Subsidiaries own, possess, license or have other rights to use, all material patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights as necessary for use in connection with their respective businesses (collectively, the “ Intellectual Property Rights”); provided, however, that the representation and warranty in this sentence shall not be deemed or construed to be a representation or warranty with respect to violation or infringement of any intellectual property rights of any Person. Neither the Company nor any Subsidiary has received a written notice that any of the material Intellectual Property Rights owned by the Company or any Subsidiary violates or infringes upon the intellectual property rights of any Person. To the Company’s Knowledge, the use of the Intellectual Property Rights by the Company or any Subsidiary does not violate or infringe upon the intellectual property rights of any Person. There are no Actions pending or, to the Company’s Knowledge, threatened by any Person in a writing delivered to the Company or any Subsidiary that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the material Intellectual Property Rights owned by the Company or any Subsidiary. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their material trade secrets (including software source code) included in the Intellectual Property Rights and all other material confidential information of the Company or any of its Subsidiaries.
          (q) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
          (r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
          (s) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
          (t) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (u) Certain Fees. Except as set disclosed in Schedule 3.1(u) hereto, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Stockholder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Stockholders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph (u) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Stockholder harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.
          (v) Private Placement. Assuming the accuracy of the Stockholders’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the issuance of the Securities by the Company to the Stockholders under the Transaction Documents. The issuance of the Securities hereunder does not contravene the rules and regulations of the Trading Market.
          (w) Investment Company The Company is not, and immediately after issuance of the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
          (x) Registration Rights. Other than each of the Stockholders, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.
          (y) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.
          (z) Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Stockholders as a result of the Stockholders and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Stockholders’ ownership of the Shares.
          (aa) No Integrated Offering. Assuming the accuracy of the Stockholders’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.
          (bb) Tax Matters. The Company and each of its Subsidiaries (i) have accurately and timely prepared and filed all material foreign, federal and state income and all other tax returns, reports and declarations required to be filed, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) have set aside on their respective books provisions reasonably adequate for the payment of all taxes accrued but not yet due and payable. There are no unpaid taxes in any material amount claimed in writing to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction.
          (cc) Environmental Matters. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; and there is no pending investigation or, to the Company’s Knowledge, investigation threatened in writing that might lead to such a claim, that, in the case of each of subclauses (i)-(iv), could reasonably be expected to result in the Company incurring material liabilities under Environmental Laws.
          (dd) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered any of the Securities by any form of general solicitation or general advertising.
          (ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.
          (ff) Acknowledgment Regarding Stockholders’ Acquisition of Securities. The Company acknowledges and agrees that each of the Stockholders is acting solely in the capacity of an arm’s length acquirer with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Stockholder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Stockholder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Stockholders’ acquisition of the Securities. The Company further represents to each Stockholder that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
          (gg) Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
          (hh) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.
          (ii) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets

Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, lend, contribute or otherwise make available any proceeds to any Subsidiary, joint venture partner or other Person or entity for use towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
          (jj) No Additional Agreements. The Company does not have any agreement or understanding with any Stockholder with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
          (kk) Use of Form S-3. The Company meets the registration and transaction requirements for use of Form S-3 for the registration of the Conversion Shares for resale by the Stockholders.
          (ll) Government Contracts.
               (i) No Litigation. Except at set forth on Schedule 3.1(ll)(i), there is no Action pending or, to the Knowledge of the Company, threatened in a writing delivered to the Company against the Company or any Subsidiary, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is involved in any investigation, by or with any Governmental Authority relating to any permit required, or alleged by such Governmental Authority to be required, under any Healthcare Laws for the operation of its business which, if determined or resolved adversely, would prevent it from doing business with any Governmental Authority or any Person regulated by a Governmental Authority or have a material adverse impact on the ability of the Company or any of its Subsidiaries to conduct business, other than any local licensing matter that is incidental in nature.
               (ii) Fraud and Abuse. The Company and its Subsidiaries and their respective officers, directors and employees are not knowingly engaged in any activities that are prohibited under 42 U.S. Code Section 1320a-7a and 7b and 42 U.S. Code Section 1395nn, or the regulations promulgated pursuant to such statutes or similar or related state or local statutes or regulations.
               (iii) Compliance with Healthcare Laws. The Company and its Subsidiaries are conducting their business and operations in compliance in all material respects with, and neither the Company nor any of its Subsidiaries or any of their respective officers, directors or employees is engaged in any activities that would constitute a material violation of, any applicable Healthcare Laws. Without limiting the generality of the foregoing:
                    (A) to the Knowledge of the Company, there is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter, proceeding or request for information related to material noncompliance with, or otherwise involving, any Healthcare Laws pending against the Company or any of its Subsidiaries;
                    (B) to the extent required by any Healthcare Laws, any remuneration exchanged between the Company or any of its Subsidiaries and their respective customers, suppliers, contractors, consultants or other entities with which they have a business relationship, in all material respects, is commercially reasonable, was negotiated at arms-length and represents the fair market value for rendered services;
                    (C) neither the Company nor any of its Subsidiaries (i) is a party to a corporate integrity agreement, (ii) has any continuing material reporting obligations pursuant to a settlement agreement, plan of correction, or other remedial measure entered into with any Governmental

Authority, or (iii) has been served with or received any pending search warrants, subpoenas, or civil investigative demands from any Governmental Authority related to its material business operations, except as set forth on Schedule 3.1(ll)(iii)(C);
                    (D) neither the Company nor any of its Subsidiaries is relying on any exemption from or deferral of any Healthcare Law that would not be available after the Closing; and
                    (E) (i) except as set forth on Schedule 3.1(ll)(iii)(E) neither the Company nor any of its Subsidiaries has outstanding overpayments or refunds due to Governmental Programs in excess of $10,000 and (ii) the Company and its Subsidiaries have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due to Governmental Programs other than any refund, overpayment, discount or adjustment that occurs in the ordinary course of business.
               (iv) HIPAA Compliance. The Company and its Subsidiaries are in compliance in all material respects and to the extent currently applicable, with the provisions of the Health Insurance Portability and Accountability Act of 1996, as amended by the American Recovery Act of 2009, and all regulations thereunder, including the Transaction Code Set Standards, the Privacy Rules and the Security Rules set forth at 45 C.F.R. Parts 160 and 164.
               (v) Prescription Drug Purchases. The purchase of prescription drugs and related items by the Company and its Subsidiaries is being conducted pursuant to the proper classification of the identity and status of the purchaser of such prescription drugs and/or related items and, in all material respects, in accordance with all applicable Healthcare Laws and contracts.
               (vi) Status of Persons. During the five (5) years preceding the Closing, neither the Company or any of its Subsidiaries nor any of their current respective officers or directors: (A) has been convicted of or charged with any violation of any law related to any Governmental Programs (B) has been convicted of, charged with, or received a notice of being investigated for any violation of law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation, or controlled substances; or (C) is excluded, suspended or debarred from participation, or is otherwise ineligible to participate, in any Governmental Programs or, to the Company’s Knowledge, has been convicted of violating any law that is reasonably expected to serve as the basis for any such exclusion, suspension, debarment or other ineligibility. During the five (5) years preceding the Closing, neither the Company nor any of its Subsidiaries has received any written notice indicating that they or any of their respective officers or directors may be excluded or suspended from participation in Governmental Programs.
               (vii) Manufacturer Discounts and Rebates. The Company and its Subsidiaries have properly documented, accounted for and disclosed to its customers all material manufacturer discounts, rebates, incentive payments, administrative fees and remuneration from pharmaceutical manufacturers and are in material compliance with Healthcare Laws (including, without limitation, the provisions of ERISA), and any material policies and contractual requirements of manufacturers and health plans regarding such manufacturer discounts, rebates, incentive payments, administrative fees and remuneration.
     3.2 Representations and Warranties of the Stockholders. Each Stockholder, severally but not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

          (a) Organization; Authority. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, or, if such Stockholder is not a corporation, then partnership, limited liability company or other power and authority, as applicable, to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Stockholder is an entity, the execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Stockholder is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Stockholder. If such Stockholder is an individual, the execution, delivery and performance of this Agreement and the other agreements and instruments to be executed by such Stockholder in connection herewith, and the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on behalf of such Stockholder. Each Transaction document to which it is a party has been duly executed by such Stockholder, and when delivered by such Stockholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by the General Enforceability Exceptions.
          (b) No Conflicts. The execution, delivery and performance by such Stockholder of the Transaction Documents to which it is a party and the consummation by such Stockholder of the transactions contemplated hereby or thereby do not and will not (i) conflict with or violate any provisions of such Stockholder’s certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents such Stockholder, (ii) conflict with, or constitute a material breach of, or a material default under or result in the creation of any Lien upon any of the properties or assets of such Stockholder or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which such Stockholder is a party, or (iii) subject to any approvals required to be obtained by such Stockholder pursuant to and in connection with any of the Transaction Documents, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which such Stockholder is subject, or by which any property or asset of such Stockholder is bound or affected.
          (c) Investment Intent. Such Stockholder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, such Stockholder does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Stockholder is acquiring the Shares hereunder in the ordinary course of its business. Such Stockholder does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; such Stockholder is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.
          (d) Stockholder Status. At the time such Stockholder was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

          (e) General Solicitation. Such Stockholder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
          (f) Experience of Such Stockholder. Such Stockholder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Stockholder is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Notwithstanding anything to the contrary contained in this Agreement or in the Merger Agreement, any evaluation by such Stockholder in no way affects the indemnification obligations of the Company set forth in the Merger Agreement.
          (g) Access to Information. Such Stockholder acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Stockholder or its representatives or counsel shall modify, amend or affect such Stockholder’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Stockholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares. Notwithstanding anything to the contrary contained in this Agreement or in the Merger Agreement, any investigation by such Stockholder in no way affects the indemnification obligations of the Company set forth in the Merger Agreement.
          (h) Brokers and Finders. Except as disclosed on Schedule 3.2(h) hereto, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Stockholder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Stockholder.
          (i) Independent Investment Decision. Such Stockholder has independently evaluated the merits of its decision to acquire Securities pursuant to the Transaction Documents. Such Stockholder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Stockholder in connection with the acquisition of the Shares constitutes legal, tax or investment advice. Such Stockholder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Shares.
          (j) Reliance on Exemptions. Such Stockholder understands that the Shares are being offered to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Stockholder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Stockholder to acquire the Shares.
          (k) No Governmental Review. Such Stockholder understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

          (l) Regulation M. Such Stockholder is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Stockholders.
          (m) Residency. Such Stockholder’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Stockholder’s name on its signature page hereto.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Stockholder covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Stockholder provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Stockholder under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.
          (b) Legends.
               (i) (A) Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

          (B) Certificates evidencing the Shares shall also bear a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(f):
THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE BACKSTOP SECURITIES AGREEMENT DATED NOVEMBER 3, 2009, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY SUCH RESTRICTIONS CONTAINED IN SUCH BACKSTOP SECURITIES AGREEMENT.
          The Company acknowledges and agrees that a Stockholder may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with such pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Stockholder transferee of such pledge. No notice shall be required of such pledge, but Stockholder’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Stockholder acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Stockholder and its pledgee or secured party. At the appropriate Stockholder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Each Stockholder acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).
          (c) Removal of Legends. The legend set forth in Section 4.1(b)(A) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery, with respect to Affiliates, to the extent permitted, at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if the Stockholder is selling pursuant to the effective registration statement registering the Securities for resale, the Stockholder agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the removal of the legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by a Stockholder to the Company (with notice to the Company) of (x) a legended certificate representing

Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and (y) an opinion of counsel to the extent required by Section 4.1(a) (such third (3rd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Stockholder a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Securities subject to legend removal hereunder may be transmitted by the Transfer Agent to the Stockholders by crediting the account of the Stockholder’s prime broker with DTC as directed by such Stockholder.
          (d) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to a Stockholder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that a Stockholder shall be entitled to seek, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss (but upon proof of all other requirements for the grant of such relief) and without any bond or other security being required.
          (e) Acknowledgement. Each Stockholder hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Each Stockholder, severally and not jointly with the other Stockholders, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Conversion Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Stockholder will refrain from selling such Conversion Shares until such time as the Stockholder is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Stockholder is able to, and does, sell such Conversion Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.
          (f) Buy-In. If the Company shall fail for any reason or for no reason to issue to a Stockholder unlegended certificates within three (3) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Stockholder, if on or after the Trading Day immediately following such three (3) Trading Day period, such Stockholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Stockholder anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Stockholder’s request and in such Stockholder’s sole discretion, either (i) pay cash to the Stockholder in an amount equal to such Stockholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Stockholder a certificate or certificates representing such shares of Common Stock and pay cash to the

Stockholder in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock multiplied by (b) the Closing Bid Price on the Deadline Date.
          (g) Lock-Up. Notwithstanding anything to the contrary contained in this Section 4.1, for a period of six (6) months immediately beginning on the Closing Date, no Stockholder shall transfer or otherwise dispose of any Shares held by it without the prior written consent of the Company; provided, however, that the restriction on transfer and disposition set forth in this Section 4.1(g) shall not prohibit any Stockholder from converting any Shares held by it to Common Stock in accordance with the terms of the Certificate of Designations; provided, further, that the restriction on transfer and disposition set forth in this Section 4.1(g) shall not apply to any Conversion Shares issued upon any such conversion.
     4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the issuance of the Shares in a manner that would require the registration under the Securities Act of the issuance of the Shares to the Stockholders, or that will be integrated with the issuance of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
     4.3 Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Stockholder or an Affiliate of any Stockholder, or include the name of any Stockholder or an Affiliate of any Stockholder in any Press Release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Stockholder, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement or (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Stockholders with prior written notice of such disclosure permitted under this subclause (ii).
     4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Stockholder is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Stockholder could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities under the Transaction Documents.
     4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, and except for information provided to any representative or designee of any Stockholder in his or her capacity as a director of the Company, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will, from and after the Closing, provide any Stockholder or any of their respective agents or counsel with any information regarding the

Company that the Company believes constitutes material non-public information without the express prior written consent of such Stockholder, unless prior thereto such Stockholder shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Stockholder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
     4.6 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Conversion Shares and shall use its reasonable best efforts to take all steps necessary to cause all of the Conversion Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.
     4.7 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Stockholder. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Stockholders under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Stockholder.
     4.8 No Adjustments in Share Numbers and Prices. The Company shall not effect any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event prior to the Closing.
     4.9 Standstill. During the period from the Closing Date until one (1) year following the date that a Stockholder ceases to own any shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, such Stockholder shall not, and shall cause its respective Affiliates not to, without the prior consent of a majority of the disinterested Board of Directors, (a) acquire or agree, offer, seek or propose to acquire ownership of any additional equity or debt of the Company (or any rights or options to acquire such ownership) other than (i) securities acquired pursuant to this Agreement and any securities acquired upon the conversion thereof and (ii) any securities acquired pursuant to the terms of the Certificate of Designations and any securities acquired upon the conversion thereof, (b) offer, seek or propose a merger, consolidation, or similar transaction involving the Company, (c) offer, seek or propose to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company, or (d) seek or propose to influence or control the management or policies of the Company or obtain representation on the Board of Directors, or solicit or participate in the solicitation of any proxies or consents with respect to the securities of the Company or request a list of the Company’s stockholders. The foregoing restriction is expressly agreed not to preclude any Stockholder from engaging in any swap, hedge, forward contract, straddle, or other similar arrangement with respect to or in respect of the Shares, Conversion Shares or any other Securities acquired pursuant to the terms of the Certificate of Designations or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares, Conversion Shares or other Securities acquired pursuant to the terms of the Certificate of Designations, including any purchases or sales of any additional equity or debt securities of the Company by such Stockholder in respect of any such arrangements and any such arrangement that transfers in whole or in part to any Person (other than such Stockholder) the economic consequences of ownership of such securities. It shall not be a breach of the provisions of this Section 4.9 if any of the actions described above are taken by or on behalf any portfolio company of any investment fund managed by TA Associates, Inc. or any limited partner of any investment fund managed by TA Associates, Inc. (other than any limited partner which is controlled by TA Associates, Inc. and is an affiliate of TA Associates, Inc. in a capacity other than as a limited partner of any of the investment funds managed by

TA Associates, Inc.). Notwithstanding anything to the contrary contained in this Section 4.9, BNP Paribas and its Affiliates may engage in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of their business (including purchasing securities, assets or indebtedness of the Company or any of its subsidiaries or Affiliates and including any activities conducted by BNP Paribas or its Affiliates’ portfolio companies in the ordinary course of their business).
     4.10 Board Configuration.
          (a) Size. At any time the Stockholders are entitled to appoint a Series A Director (as defined below), the Board of Directors shall promptly convene a special meeting of the Board of Directors to increase the number of directors constituting the Board of Directors by such number of directors as the Stockholders are entitled to appoint and to take any actions required in connection with the appointment of the Series A Director(s).
          (b) Appointment Right. At any time when one or more Stockholders holds any shares of Series A Preferred Stock, then for so long as the Stockholders hold Securities representing in the aggregate at least 5% of the Company’s issued and outstanding shares of Common Stock (calculated on an as-converted basis and assuming conversion of all shares of Series B Preferred Stock then outstanding into shares of Series A Preferred Stock pursuant to Section 5 of the Certificate of Designations and the conversion of all shares of Series A Preferred Stock, including all such converted shares of Series B Preferred Stock, into Common Stock) (the “5% Threshold”), the Stockholder Representative, on behalf of all Stockholders, shall have the right to appoint a total of one (1) member to the Board of Directors. At any time when one or more Stockholders holds any shares of Series A Preferred Stock, then for so long as the Stockholders hold Securities representing in the aggregate at least 15% of the Company’s issued and outstanding shares of Common Stock (calculated on an as-converted basis and assuming conversion of all shares of Series B Preferred Stock then outstanding into shares of Series A Preferred Stock pursuant to Section 5 of the Certificate of Designations and the conversion of all shares of Series A Preferred Stock, including all such converted shares of Series B Preferred Stock, into Common Stock (the “15% Threshold” and together with the 5% Threshold, each an “Ownership Threshold”), the Stockholder Representative, on behalf of all Stockholders, shall have the right to appoint a total of two (2) members to the Board of Directors. Any director appointed pursuant to the terms of this Section 4.10(b) or nominated pursuant to Section 4.10(c) is sometimes referred to herein as a “Series A Director.”
          (c) Nomination Right. At any time when no Stockholder holds any shares of Series A Preferred Stock but the Stockholders nevertheless continue to satisfy an Ownership Threshold, the Company shall include the Series A Directors on the Board of Director’s proposed slate of nominees at any election of directors held during such period. The Board of Directors shall recommend that the stockholders of the Company vote to elect the Series A Directors as directors of the Company and the Company shall use reasonable best efforts to cause the election of the Series A Directors at any meeting of stockholders of the Company held between the date hereof and the date on which the Stockholders no longer have a right to appoint a Series A Director.
          (d) Term. The Series A Directors shall serve for terms in accordance with the Company’s bylaws, as amended.
          (e) Vacancy; Removal. A vacancy in any directorship provided for pursuant to Section 4.10(b) hereof shall be filled in accordance with such Section 4.10(b) by the Stockholder Representative, on behalf of all Stockholders. Any director elected as provided in Section 4.10(b) may be removed without cause by, and only by, the Stockholder Representative, on behalf of all Stockholders.

          (f) Regulatory Compliance. The Stockholders and the Company shall review the Board of Directors configuration for compliance with applicable laws rules and regulations (including applicable stock exchange rules) from time to time and the foregoing rights shall be suspended with the consent of the Stockholder Representative, on behalf of all Stockholders, which consent shall not be unreasonably withheld or delayed, to the extent necessary to be in compliance with such rules and regulations.
          (g) Additional Board Matters. The Series A Directors, in their roles as directors, shall be provided with such financial, operating, performance and other information, and such access to management and employees, as they shall reasonably request, on the same terms as such information is provided to the other members of the Board of Directors.
          (h) Suitability. Any individual appointed or nominated as a Series A Director by the Stockholder Representative shall be reasonably acceptable to the Company or the appropriate committee of the Board of Directors and, prior to such appointment or nomination, shall complete a director questionnaire as may be requested by the Company in accordance with its customary practices with respect to all directors of the Company.
          (i) Pre-Clearance of Board Designees. The initial Series A Directors are proposed to be Charles A. Allen and Michael S. Berk and the alternate designees are proposed to be Tad S. Yanagi and Richard D. Tadler (the “Alternate Designees”), and the Nominating Committee of the Board of Directors has preliminarily determined that, subject to completion of customary background checks, and completion by each of them of a director questionnaire in accordance with its customary practices, each of them is qualified to serve as a member of the Board of Directors. Prior to the Closing, the Nominating Committee of the Board of Directors shall determine in good faith whether each of the Series A Directors and the Alternate Designees are eligible to serve as a member of the Board of Directors under applicable law, including the Exchange Act and the rules and regulations of the New York Stock Exchange.
     4.11 Special Meeting. The Company hereby covenants to use reasonable best efforts to obtain stockholder approval under NYSE Rule 312.03(c) (“Stockholder Approval”) within three (3) months after the Closing. If Stockholder Approval is obtained, all of the then issued and outstanding shares of Series B Preferred Stock shall immediately convert into such number of shares of Series A Preferred Stock as set forth in the Certificate of Designations. If Stockholder Approval is not obtained at such special meeting, the Company will resubmit the proposal to its stockholders at its next annual meeting (the “First Annual Meeting”) and successive annual meetings until Stockholder Approval is obtained. In addition, the Stockholders will have one (i) demand right to compel the Company to call a special meeting to obtain Stockholder Approval no sooner than three (3) months after the First Annual Meeting if such Stockholder Approval has not been obtained.
     4.12 Amendment to Credit Facility. From and after the date of this Agreement for so long as there are Securities outstanding, without the prior written consent of the Stockholder Representative (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not waive, modify, amend or supplement any term or condition set forth in the Company’s senior credit facility to be entered into on or about the Closing Date if such waiver, modification, amendment or supplement would adversely affect the Company’s ability to (a) use the proceeds of any equity offering to redeem Shares, (b) pay any amount due under Section 4.1(f) immediately upon such amount becoming due and payable or (c) pay any liquidated damages required to be paid pursuant to Section 2(d) the Registration Rights Agreement.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING
     5.1 Conditions Precedent to the Obligations of the Stockholders. The obligation of the Stockholders to acquire the Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Stockholder Representative:
          (a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all respects (determined without regard to any materiality or Material Adverse Effect qualifications contained in any representation or warranty), in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), except for such inaccuracies which, in the aggregate, would not be reasonably likely to have a Material Adverse Effect, and the Stockholder Representative shall have received a certificate signed by an authorized officer of the Company, dated as of the Closing Date, to the foregoing effect.
          (b) Performance. The Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Stockholder Representative shall have received a certificate signed by an authorized officer of the Company, dated as of the Closing Date, to the foregoing effect.
          (c) No Injunction. There shall not be in effect any order, judgment or decree by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.
          (d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the issuance of the Shares (including all Required Approvals to be obtained at or prior to the Closing), all of which shall be and remain so long as necessary in full force and effect.
          (e) Authorization. The Board of Directors shall have duly adopted resolutions in the form reasonably satisfactory to the Stockholders and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the Securities, all in transactions not constituting “purchases” for purposes of Section 16(b) of the Exchange Act, in accordance with Rule 16b-3 promulgated thereunder (provided that the Stockholders are deemed to be “deputized directors” for purposes of such Section 16(b)).
          (f) Adverse Changes. From the date hereof and prior to Closing, there shall not have been or occurred, and in either case, be continuing, any event, change, occurrence, circumstance or development that, individually or in the aggregate with any such events, changes, occurrences, circumstances or developments, has had or would reasonably be expected to have a Material Adverse Effect.
          (g) Filing of Certificate of Designations. The Certificate of Designations shall have been filed and accepted by the Secretary of State of the State of Delaware and the Stockholders shall have received written evidence of the same.

          (h) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market.
          (i) Director Elections. (A) If the 5% Threshold will be satisfied at the Closing, one of the initial Series A Directors shall have been elected to the Board of Directors or, if neither Series A Director is eligible to serve on the Board of Directors in accordance with Section 4.10(i), one of the Alternate Designees shall have been elected to the Board of Directors if such Alternate Designee is eligible to serve on the Board of Directors in accordance with Section 4.10(i), or (B) if the 15% Threshold will be satisfied at the Closing, each of the initial Series A Directors shall have been elected to the Board of Directors or, if one or both of the initial Series A Directors are not eligible to serve on the Board of Directors in accordance with Section 4.10(i), one or both of the Alternate Designees shall have been elected to the Board of Directors if such Alternate Designees are eligible to serve on the Board of Directors in accordance with Section 4.10(i).
          (j) Certificate of Elimination. The Company shall have filed a Certificate of Elimination, in a form reasonably acceptable to the Stockholder Representative, with respect to the Company’s Series B Cumulative Convertible Preferred Stock.
          (k) Consummation of the Merger. The Merger shall have closed or shall close concurrently with the transactions contemplated by this Agreement, and the Company shall otherwise be obligated under the Merger Agreement to issue the Backstop Securities.
          (l) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).
     5.2 Conditions Precedent to the Obligations of the Company. The Company’s obligation to issue the Shares at the Closing to the Stockholders is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
          (a) Representations and Warranties. The representations and warranties of Stockholders shall be true and correct in all respects (determined without regard to any materiality or material adverse effect qualifications contained in any representation or warranty), in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materially shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), except for such inaccuracies which, in the aggregate, would not be reasonably likely to have a material adverse effect on the Stockholders’ ability to consummate the transactions contemplated hereby, and the Company shall have received a certificate signed by the Stockholder Representative, dated as of the Closing Date, to the foregoing effect.
          (b) Performance. The Stockholders shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Stockholders on or prior to the Closing Date, and the Company shall have received a certificate signed the Stockholder Representative, dated as of the Closing Date, to the foregoing effect.

          (c) No Injunction. There shall not be in effect any order, judgment or decree by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and the Company shall have received a certificate signed by the Stockholder Representative, dated as of the Closing Date, to the foregoing effect.
          (d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the issuance the Shares (including all Required Approvals to be obtained at or prior to the Closing).
          (e) Consummation of the Merger. The Merger shall have closed or shall close concurrently with the transactions contemplated by this Agreement, and the Company shall be obligated under the Merger Agreement to issue the Backstop Securities.
ARTICLE VI.
INDEMNIFICATION
     6.1 Survival. The representations, warranties, covenants and agreements of the Company, on the one hand, and Stockholders, on the other hand, contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto) will survive the Closing Date but only to the extent specified below:
          (a) All covenants and agreements contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant to Sections 5.1(a) and (b) and 5.2(a) and (b)) will survive the Closing Date in accordance with their respective terms.
          (b) The representations and warranties contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant to Sections 5.1(a) and (b) and 5.2(a) and (b)) will survive the Closing Date until such date that is sixteen (16) months from the Closing Date.
          (c) Notwithstanding anything in this Agreement to the contrary, any claim made with reasonable specificity by the party seeking to be indemnified within an applicable survival period shall survive until such claim is finally and fully resolved.
     6.2 Indemnification by the Stockholders. Subject to the limitations set forth in this Article VI, each Stockholder, on a several and not joint basis (as provided in Section 6.6(a)), will indemnify and hold harmless the Company and its successors and permitted assigns, officers, employees, directors, managers, members, partners, stockholders and agents and their heirs and personal representatives (collectively, the “Company Indemnitees”) from and against, and will pay to the Company Indemnitees the amount of, any and all Losses actually incurred by any of the Company Indemnitees based upon (a) any failure of the representations and warranties of such Stockholder contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto) to be true and correct (i) as of the date hereof or (ii) in all material respects as of the Closing Date, or, with respect to any representations and warranties that address matters as of a particular date other than the date hereof or the Closing Date, the failure of such representations and warranties to be true and correct as of such date or (b) any breach of the covenants or agreements of such Stockholder contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant to Sections 5.1(a) and (b) and 5.2(a) and (b)).

     6.3 Indemnification of the Stockholders. Subject to the limitations set forth in this Article VI, the Company will indemnify the Stockholders, their Affiliates and their respective successors and permitted assigns, officers, employees, directors, managers, members, partners, stockholders and agents and their heirs and personal representatives (collectively, the “Stockholder Indemnitees”) from and against, and will pay to the Stockholder Indemnitees the amount of, any and all Losses actually incurred by any of the Stockholder Indemnitees based upon (a) any failure of the representations and warranties of the Company contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto) to be true and correct (i) as of the date hereof or as (ii) in all material respects as of the Closing Date, or, with respect to any representations and warranties that address matters as of a particular date other than the date hereof or the Closing Date, the failure of such representations and warranties to be true and correct as of such date) or (b) any breach of the covenants or agreements of the Company contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant to Sections 5.1(a) and (b) and 5.2(a) and (b)).
     6.4 Exclusive Remedy. The parties agree that, from and after the Closing Date, the exclusive remedies of the parties for any Losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement are the indemnification obligations of the parties set forth in this Article VI. The provisions of this Section 6.4 shall not, however, prevent or limit a cause of action (a) under Section 7.12 to obtain an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof or (b) based on fraud.
     6.5 Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the right to indemnification under this Article VI is limited as follows:
          (a) Except in the case of fraud, the Stockholder Indemnitees shall not be entitled to assert any claims for Losses pursuant to this Article VI until such time that the aggregate amount of all such Losses suffered by the Stockholder Indemnitees pursuant to this Article VI exceeds $1,000,000 (the “Deductible”), and in such event, the Stockholder Indemnitees shall be entitled to recover the amount of such Losses in excess of the Deductible; provided, however, that the aggregate amount required to be paid by the Company pursuant to its indemnification obligations under Section 6.3 or any other liability that might arise out of this Agreement shall in no event exceed ten percent (10%) of the Face Amount and the Company shall have no liability to any Stockholder Indemnitee for, and such Stockholder Indemnitee shall have no right to recover from the Company for, any amount of Losses which exceeds (and from and after the time such Losses exceed) such amount.
          (b) Except in the case of fraud committed by a Stockholder (in which case, any claim for Losses suffered as a result of such fraud shall be brought only against such Stockholder alleged to have committed such fraud), the aggregate amount required to be paid by the Stockholders pursuant to their respective indemnification obligations under Section 6.2 or any other liability that might arise out of this Agreement shall in no event exceed ten percent (10%) of the Face Amount and the Stockholders shall not have any liability to any Company Indemnitee for, and such Company Indemnitee shall have no right to recover from the Stockholders for, any amount of Losses which exceeds (and from and after the time such Losses exceed) such amount.
          (c) For the purpose of calculating Losses under this Article VI after a breach has occurred (and for the sake of clarity, not for the purpose of determining whether a breach has occurred), (i) any and all materiality or Material Adverse Effect qualifications (or similar qualifications) in the representations, warranties, covenants and agreements shall be disregarded and (ii) any amounts actually received from insurers or third parties with respect to any contractual rights to indemnification, reimbursement, offset or recovery shall reduce the amount of Losses for determining the amount of the indemnity obligation under this Article VI.

          (d) Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any Stockholder Indemnitee or any Company Indemnitee, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.
          (e) Any Loss for which any Stockholder Indemnitee is entitled to indemnification under this Section 6.5 shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty, covenant or agreement.
          (f) In no event shall any Stockholder be obligated to indemnify any Company Indemnitee for any Losses pursuant to this Article VI that are (i) attributable to a breach of this Agreement by any other Stockholder or (ii) in the event that more than one Stockholder is obligated to indemnify the Company for any Losses pursuant to this Article VI, in excess of such Stockholder’s pro rata percentage of such Losses based on the number of Shares held by such indemnifying Stockholders.
     6.6 Procedures.
          (a) Notice of Losses by Company Indemnitee. Subject to the limitations set forth in this Article VI, as soon as reasonably practicable after a Company Indemnitee has actual knowledge of any claim that it has under this Article VI that may result in a Loss (a “Company Claim”), such Company Indemnitee shall give written notice thereof (a “Company Claim Notice”) to the Stockholder Representative. A Company Claim Notice must describe the Company Claim in reasonable detail, and indicate the amount (estimated, as necessary and to the extent feasible) of the Loss that has been or may be suffered by the applicable Company Indemnitee. No delay in or failure to give a Company Claim Notice to the Stockholder Representative pursuant to this Section 6.6(a) will adversely affect any of the other rights or remedies that the Company Indemnitees have under this Agreement, or alter or relieve the Stockholders of their obligation to indemnify the applicable Company Indemnitee, except to the extent (and only to the extent) that the Stockholders are, directly or indirectly, materially prejudiced thereby. The Stockholder Representative shall respond to the Company (a “Company Claim Response”) on behalf of the Stockholders within thirty (30) days (the “Company Claim Response Period”) after the date that the Company Claim Notice is sent by the Company. Any Company Claim Response must specify whether or not the Stockholder Representative disputes the Company Claim described in the Company Claim Notice. If the Stockholder Representative fails to give a Company Claim Response within the Company Claim Response Period, the Stockholder Representative will be deemed not to dispute the Company Claim described in the related Company Claim Notice. If the Stockholder Representative elects not to dispute a Company Claim described in a Company Claim Notice, whether by failing to give a timely Company Claim Response or otherwise, then the amount of Losses alleged in such Company Claim Notice will be conclusively deemed to be an obligation of the Stockholders, and each Stockholder shall pay, at the election of such Stockholder, in cash, in Shares (with each Share deemed valued at the Series A Original Issue Price or the Series B Original Issue Price, as applicable) or in some combination thereof, and in accordance with the Backstop Securities Percentage, to the Company within fifteen (15) days after the last day of the applicable Company Claim Response Period the amount specified in the Company Claim Notice. If the Stockholder Representative delivers a Company Claim Response within the Company Claim Response Period indicating that it disputes one or more of the matters identified in the Company Claim Notice, the Company and the Stockholder Representative shall promptly meet and use their reasonable best efforts to settle the dispute. If the Company and the Stockholder Representative are unable to reach agreement within thirty (30) days after the conclusion of the Company Claim Response Period, then either the Company or the Stockholder Representative may resort to other legal remedies contained in this Article VI.

          (b) Notice of Losses by Stockholder Indemnitee. Subject to the limitations set forth in this Article VI, as soon as reasonably practicable after a Stockholder Indemnitee has actual knowledge of any claim that it has under this Article VI that may result in a Loss (a “Stockholder Claim”), such Stockholder Indemnitee shall cause the Stockholder Representative to give written notice thereof (a “Stockholder Claim Notice” and, together with a Company Claim Notice, a “Notice”) to the Company. A Stockholder Claim Notice must describe the Stockholder Claim in reasonable detail, and indicate the amount (estimated, as necessary and to the extent feasible) of the Loss that has been or may be suffered by the applicable Stockholder Indemnitee. No delay in or failure to give a Stockholder Claim Notice by the Stockholder Representative to the Company pursuant to this Section 6.6(b) will adversely affect any of the other rights or remedies that Stockholder Indemnitees have under this Agreement, or alter or relieve the Company of its obligation to indemnify the applicable Stockholder Indemnitee, except to the extent (and only to the extent) that the Company is, directly or indirectly, materially prejudiced thereby. The Company shall respond to the Stockholder Representative (a “Stockholder Claim Response”) within thirty (30) days (the “Stockholder Claim Response Period”) after the date that the Stockholder Claim Notice is sent by the Stockholder Representative. Any Stockholder Claim Response must specify whether or not the Company disputes the Stockholder Claim described in the Stockholder Claim Notice. If the Company fails to give a Stockholder Claim Response within the Stockholder Claim Response Period, the Company will be deemed not to dispute the Stockholder Claim described in the related Stockholder Claim Notice. If the Company elects not to dispute a Stockholder Claim described in a Stockholder Claim Notice, whether by failing to give a timely Stockholder Claim Response or otherwise, then the amount of Losses alleged in such Stockholder Claim Notice will be conclusively deemed to be an obligation of the Company, and the Company shall pay, in cash, to the Stockholders in accordance with their respective pro rata percentages based on of the number of Shares held by each Stockholder at the time of such Company Claim Notice within fifteen (15) days after the last day of the applicable Stockholder Claim Response Period the amount specified in the Stockholder Claim Notice. If the Company delivers a Stockholder Claim Response within the Stockholder Claim Response Period indicating that it disputes one or more of the matters identified in the Stockholder Claim Notice, the Company and the Stockholder Representative shall promptly meet and use their commercially reasonable efforts to settle the dispute. If the Company and the Stockholder Representative are unable to reach agreement within thirty (30) days after the conclusion of the Stockholder Claim Response Period, then either the Company or the Stockholder Representative may resort to other legal remedies contained in this Article VI. For all purposes of this Article VI (including those pertaining to disputes under Section 6.6(a) and this Section 6.6(b)), the Company and the Stockholder Representative shall cooperate with and make available to the other party and its respective representatives all information, records and data, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes.
          (c) Opportunity to Defend Third Party Claims. In the event of any claim by a third party against a Company Indemnitee or Stockholder Indemnitee for which indemnification is available hereunder, the party obligated to provide indemnification, as applicable (each, an “Indemnifying Party”), has the right, exercisable by written notice to the Company or the Stockholder Representative, as applicable, within thirty (30) days of receipt of a Notice from the Company or the Stockholder Representative, as applicable, to assume and conduct the defense of such claim with counsel selected by the Indemnifying Party; provided, that the Indemnifying Party shall have acknowledged in writing to the Indemnitee its obligation to indemnify such Indemnitee as provided hereunder with respect to such claim to the extent required hereunder. If the Indemnifying Party has assumed such defense as provided in this Section 6.6(c), the Indemnifying Party will not, except as expressly permitted in this Section 6.6(c), be liable for any legal expenses subsequently incurred by any Indemnitee in connection with the defense of such claim. In the event that the Indemnifying Party elects to assume the defense of a third party claim as contemplated herein, the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its sole expense; provided, however, that the

Indemnifying Party shall pay the fees and expenses of such separate counsel if the employment of separate counsel shall have been authorized in writing by the Indemnifying Party in connection with defending such claim or the Indemnitee shall have been advised by counsel that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel, but only to the extent of such conflict of interest; provided, further, that the Indemnifying Party shall not, in connection with any such third party claim or separate but substantially similar third party claims arising out of the same general allegations, be required to pay the fees and disbursements of more than one separate firm of attorneys at any time for all Indemnitees in any jurisdiction. If the Indemnifying Party does not assume the defense of any third party claim in accordance with this Section 6.6(c), the Indemnitee may continue to defend such claim at the sole cost and expense of the Indemnifying Party (subject to the limitations set forth in this Article VI) and the Indemnifying Party may still participate in, but not control, the defense of such third party claim at the Indemnifying Party’s sole cost and expense. The Indemnitee will not consent to a settlement of, or the entry of any judgment arising from, any such claim, without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the Indemnitee (such consent not to be unreasonably withheld, conditioned or delayed), no Indemnifying Party, in the defense of any such claim, will consent to the entry of any judgment or enter into any settlement that (a) provides for injunctive or other nonmonetary relief affecting the Indemnitee or (b) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim. In any such third party claim, the party responsible for the defense of such claim hereunder shall, to the extent reasonably requested by the other applicable parties, keep such other applicable parties informed as to the status of such claim, including all settlement negotiations and offers. Notwithstanding anything in this Section 6.6(c) to the contrary, no Indemnifying Party shall have the right to defend any such claim (but may participate, at its own expense, in the defense of such claim) if such claim.
     6.7 Reliance. The rights of the Stockholder Indemnitees to indemnification for the representations and warranties of the Company set forth in this Agreement are part of the basis of the bargain contemplated by this Agreement, and the Stockholder Indemnitees rights to indemnification shall not be affected or waived by virtue of, and the Stockholders and any other Stockholder Indemnitee shall be deemed to have relied upon the representations and warranties of the Company set forth in this Agreement notwithstanding, any investigation on the part of the Stockholders or any other Stockholder Indemnitee of any untruth of any such representation or warranty of the Company set forth in this Agreement.
ARTICLE VII.
MISCELLANEOUS
     7.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall be responsible for its own fees and expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Company shall pay all filing fees associated with the issuance of the Shares under the HSR. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Stockholders.
     7.2 Entire Agreement. The Transaction Documents and the Merger Agreement (together with the schedules, exhibits and the documents delivered pursuant thereto) supersede all prior documents, term sheets, letters of intent, understandings and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof.

     7.3 Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered by hand (with written confirmation of receipt) to the relevant party at such party’s address as set forth below, (b) if sent by mail (which must be certified or registered mail, postage prepaid), when received or rejected by the relevant party at such party’s address indicated below, or (c) if sent by facsimile transmission, when confirmation of delivery is received by the sending party:

If to the Company:

RehabCare Group, Inc. 7733 Forsyth Avenue Suite 2300 Clayton, Missouri 63105 Facsimile: (866) 812-2573 Attn: Patricia S. Williams

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 200 Crescent Court Suite 300 Dallas, Texas 75201 Facsimile: (214) 746-7777 Attn: R. Scott Cohen, Esq. and Jeffrey B. Hitt, Esq.

If to a Stockholder:	To the address set forth under such Stockholder’s name on the signature page hereof, with a copy (which shall not constitute notice) to:

Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 Facsimile: (617) 523-1231 Attn: John R. LeClaire, Esq. and Jon Herzog, Esq.
or such other address as may be designated in writing hereafter, in the same manner, by such Person.
     7.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Stockholders holding a majority of the Securities held by all Stockholders or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that no waiver, modification or amendment shall be made or granted in a manner that by its terms materially and adversely affects a Stockholder’s rights hereunder without the approval of such Stockholder, unless such modification, amendment or waiver by its terms adversely affects all Stockholders in the same manner proportionate to their respective holdings of Securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Stockholder to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Stockholders who then hold Shares.
     7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
     7.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Stockholder. This Agreement, or any rights or obligations hereunder, may not be assigned by any Stockholder without the prior written consent of the Company; provided, however, that any Stockholder may assign its rights hereunder in whole or in part to any Permitted Transferee to whom such Stockholder assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Stockholders”.
     7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     7.8 Governing Law; Venue. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 7.3.
     7.9 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     7.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     7.11 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and, if applicable, the Transfer Agent, of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and, if applicable, the Transfer Agent for any losses in connection therewith or, if applicable and if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The Company shall pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
     7.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Stockholders and the Company will be entitled to equitable relief under the Transaction Documents, including specific performance and/or injunctive relief, without the necessity of showing economic loss and without any bond or other security being required. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.
     7.13 Further Assurances. Each party from time to time after the Closing at the request of any other party and without further consideration or costs to each other shall execute and deliver further instruments of transfer and assignment and take such other action as such other party may reasonably require to more effectively carry out the terms and conditions of, and the transactions contemplated by, this Agreement.
     7.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Stockholder pursuant to any Transaction Document or a Stockholder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     7.15 Independent Nature of Stockholders’ Obligations and Rights. The obligations of each Stockholder under any Transaction Document are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under any Transaction Document. The decision of each Stockholder to acquire Shares pursuant to the Transaction Documents has been made by such Stockholder independently of any other Stockholder and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Stockholder or by any agent or employee of any other Stockholder, and no Stockholder and any of its agents or employees shall have any liability to any other Stockholder (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Stockholder pursuant thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Stockholder acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with making its investment hereunder and that no Stockholder will be acting as agent of such Stockholder in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. Each Stockholder has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.
     7.16 Termination. Notwithstanding anything to the contrary contained in this Agreement, the Registration Rights Agreement or in the Merger Agreement, (a) the Merger Agreement is terminated in accordance with its terms or (b) the Merger is consummated and no Backstop Securities are issued or issuable under the terms and conditions of the Merger Agreement, then, in each case, this Agreement shall automatically terminate and be of no further force or effect. Upon a termination in accordance with this Section 7.16, the Company and the Stockholder(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Stockholder will have any liability to any other Stockholder under the Transaction Documents as a result therefrom.
     7.17 Representative Acting on Behalf of the Stockholders.
          (a) Each Stockholder hereby appoints TA Associates, Inc. (the “Stockholder Representative”) as the representative of such Stockholder for all purposes of this Agreement. The Stockholder Representative shall have full power and authority to take all actions under this Agreement that are to be taken by the Stockholder Representative. The Stockholder Representative shall take any and all actions which it believes are necessary or appropriate under this Agreement, including giving and receiving any notice or instruction permitted or required under this Agreement by the Stockholder Representative, interpreting all of the terms and provisions of this Agreement, authorizing payments to be made with respect hereto or thereto, obtaining reimbursement as provided for herein for all out-of-pocket fees and expenses and other obligations of or incurred by the Stockholder Representative in connection with this Agreement, defending all indemnity claims pursuant to Section 6.6(c) of this Agreement, consenting to, compromising or settling all Company Claims, conducting negotiations with the Company and its agents regarding such claims, dealing with the Company under this Agreement, taking any and all other actions specified in or contemplated by this Agreement, and engaging counsel, accountants or other representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and to consent to any amendment hereof or thereof in its capacity as

Stockholder Representative. Notwithstanding anything to the contrary contained herein, the Stockholders holding a majority of the Securities held by all Stockholders shall have the right (i) to remove the Stockholder Representative at any time and for any reason and (ii) to appoint any other Person as the Stockholder Representative, any such removal and appointment to be evidenced in a writing delivered to the Company and each of the Stockholders.
          (b) The fees and expenses (including legal fees and expenses) of the Stockholder Representative incurred in connection with this Agreement shall be paid out of the Representative Expense Fund (as defined in the Merger Agreement). In the event that the Representative Expense Fund shall be insufficient to satisfy the expenses of the Stockholder Representative, the Stockholder Representative shall be entitled to recover any such expenses directly from the Stockholders.
          (c) The Stockholder Representative shall be indemnified for and shall be held harmless by the Stockholders against any Losses incurred by the Stockholder Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Stockholder Representative’s conduct as Stockholder Representative, other than Losses resulting from the Stockholder Representative’s gross negligence or willful misconduct in connection with its performance under this Agreement. This indemnification shall survive the termination of this Agreement. The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be paid by the Stockholders pro rata based on the number of Shares held by each Stockholder at the time such claim for indemnification is made. The Stockholder Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholder Representative in accordance with such advice, the Stockholder Representative shall not be liable to the Stockholders. In no event shall the Stockholder Representative be liable hereunder or in connection herewith to the Stockholders for any indirect, punitive, special or consequential damages.
          (d) Any action taken by the Stockholder Representative pursuant to the authority granted in this Section 7.16 shall be effective and absolutely binding as the action of the Stockholders under this Agreement.
          (e) The Company shall be entitled to rely on the actions and determinations of the Stockholder Representative, and shall have no liability whatsoever with respect to any action or omission of them taken in reliance on the actions or omissions of the Stockholder Representative. The Company shall not have any liability (whether to any of the Stockholders or otherwise) arising out of any action taken by the Stockholder Representative.
     7.18 Release. Subject to the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement, at the Effective Time, each Stockholder, for itself and its successors and assigns, shall irrevocably release and discharge (a) each other stockholder of Triumph (including each other Stockholder) and (b) the Company and its Subsidiaries ((a) and (b) together, the “Released Parties”), and the Released Parties’ respective successors, assigns, directors, officers, employees, Subsidiaries, Affiliates, stockholders, agents, attorneys and representatives, from all claims and liabilities arising out of, or in connection with, such Stockholder’s capacity as a stockholder of Triumph, including, without limitation, any such claims and liabilities related to the Merger, the Merger Agreement or any other transaction or transaction document contemplated thereby. Notwithstanding the foregoing, the provisions of this Section 7.18 shall not release or otherwise diminish the obligations of (i) the Company or Triumph set forth in any provisions of the Merger Agreement or the exhibits thereto, (ii) if such Stockholder is an employee of Triumph, Triumph for the payment of accrued and unpaid wages (including unused vacation time), benefits and reimbursement of expenses in the ordinary course of business and payment of any severance obligations, (iii) if such Stockholder is a party to Triumph’s existing Stockholders Agreement dated as of October 20, 2004, Triumph for its indemnity obligations under such Stockholders Agreement, except as otherwise provided in that certain Termination Agreement, by and among Triumph and certain parties named therein, effective as of the Merger Agreement Closing Date, or (iv) if such Stockholder is or was ever also a director or officer of Triumph, Triumph for its indemnification obligations under (A) any director or officer indemnification agreement between the Company and such Stockholder, (B) the Delaware General Corporation Law, (C) the certificate of incorporation of Triumph, and (D) Triumph’s bylaws, in each case to such Stockholder in her or her capacity as a director or officer of Triumph.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REHABCARE GROUP, INC.
By:	/s/ Patricia S. Williams
	Name:	Patricia S. Williams
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

TA IX, L.P.

By: TA Associates IX LLC Its: General Partner

By: TA Associates, Inc. Its: Manager

By:	/s/ Michael Berk
	Name:	Michael Berk
	Its:	Managing Director

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

TA/ATLANTIC AND PACIFIC IV L.P.

By: TA Associates AP IV L.P. Its: General Partner

By: TA Associates, Inc. Its: Manager

By:	/s/ Michael Berk
	Name:	Michael Berk
	Its:	Managing Director

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

TA STRATEGIC PARTNERS FUND A L.P.

By: TA Associates SPF L.P. Its: General Partner

By: TA Associates, Inc. Its: General Partner

By:	/s/ Michael Berk
	Name:	Michael Berk
	Its:	Managing Director

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

TA STRATEGIC PARTNERS FUND B L.P.

By: TA Associates SPF L.P. Its: General Partner

By: TA Associates, Inc. Its: General Partner

By:	/s/ Michael Berk
	Name:	Michael Berk
	Its:	Managing Director

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

TA INVESTORS II, L.P.

By: TA Associates, Inc. Its: General Partner

By:	/s/ Michael Berk
	Name:	Michael Berk
	Its:	Managing Director

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

TA SUBORDINATED DEBT FUND, L.P.

By: TA Associates, Inc. Its: General Partner

By:	/s/ Michael Berk
	Name:	Michael Berk
	Its:	Managing Director

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

PARIBAS NORTH AMERICA, INC.

By:	/s/ Everett Schenk
	Name:	Everett Schenk
	Its:	President/CEO

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

PARIBAS NORTH AMERICA, INC.

By:	/s/ Dennis Lerner
	Name:	Dennis Lerner
	Title:	Tax Director

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

/s/ Charles Allen
Charles Allen

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

/s/ Lawrence A. Humphrey
Lawrence A. Humphrey

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Backstop Securities Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF STOCKHOLDER:

/s/ William Brock Hardaway
William Brock Hardaway

Tax ID No.: Address for Notice: Telephone No.: Facsimile No.: E-mail Address: Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:
[Signature Page to Backstop Securities Agreement]

EXHIBIT A

Registration Rights Agreement

(Intentionally omitted. See Exhibit 99.11)

EXHIBIT B
CERTIFICATE OF POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS
OF THE
SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
AND
SERIES B NON-VOTING REDEEMABLE PREFERRED STOCK
OF
REHABCARE GROUP, INC.
PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE
     The Undersigned, being the Secretary of RehabCare Group, Inc., a Delaware corporation (the “Corporation”), Does Hereby Certify that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), and, pursuant to authority conferred upon the Board of Directors by the provisions of the Corporation’s certificate of incorporation, as amended and in effect (the “Certificate of Incorporation”), in accordance with Section 141 of the General Corporation Law by express resolution of the Board of Directors, the Board of Directors adopted resolutions fixing the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These composite resolutions are as follows:
     “Resolved, that pursuant to authority expressed granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation, the issuance of (x) a series of preferred stock, par value $0.10 per share, which shall consist of up to 3,000,000 of the 10,000,000 shares of preferred stock which the Corporation now has authority to issue, be, and the same hereby is, authorized and designated as “Series A Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”) and (y) a series of preferred stock, par value $0.10 per share, which shall consist of up to 1,000,000 of the 10,000,000 shares of preferred stock which the Corporation now has authority to issue, be, and the same hereby is, authorized and designated as “Series B Non-Voting Redeemable Preferred Stock” (the “Series B Preferred Stock;” the Series A Preferred Stock and Series B Preferred Stock are collectively referred to as the “Preferred Stock”). The shares of Preferred Stock shall have the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:
     The powers, designations, preferences and the relative, participating, optional and other special rights of the Preferred Stock set forth herein are senior in all respects to all other series and classes of the Corporation’s capital stock.
     1. Dividends.
          (a) Series A Accruing Dividends. From and after the date of issuance of any share of Series A Preferred Stock, such share shall accumulate dividends at the rate per annum of 10% of the

Certificate of Powers, Designations, Preferences and Rights — Page 2
Series A Original Issue Price (as hereinafter defined) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and such rate shall increase by 100 basis points on each anniversary of the date of issuance (the “Series A Accruing Dividends”); provided that in no event shall the rate of the Series A Accruing Dividends exceed 15%. For purposes hereof, the term “Series A Original Issue Price” means $100 per share of Series A Preferred Stock and is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series A Preferred Stock.
          (b) Series B Accruing Dividends. From and after the date of issuance of any share of Series B Preferred Stock, such share shall accumulate dividends at the rate per annum of 11.5% of the Series B Original Issue Price (as hereinafter defined) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and such rate shall increase by 100 basis points on the first day after the end of each 90-day period following the date of issuance (the “Series B Accruing Dividends;” the Series A Accruing Dividends and the Series B Accruing Dividends are individually and collectively referred to as the “Applicable Accruing Dividends”); provided that in no event shall the rate of the Series B Accruing Dividends exceed 25%. For purposes hereof, the term (i) “Series B Original Issue Price” means $100 per share of Series B Preferred Stock and is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series B Preferred Stock; and (ii) the term “Applicable Original Issue Price” means the Series A Original Issue Price or the Series B Original Issue Price, as the case may be.
          (c) Calculation; Payment. The Applicable Accruing Dividends shall accumulate from day to day, whether or not earned or declared, shall be calculated on the basis of twelve 30-day months and a 360-day year, shall be cumulative and shall be payable (and the Board of Directors shall cause the Corporation to pay) in shares of Series A Preferred Stock or Series B Preferred Stock pursuant to Section 1(d) below, in equal quarterly payments on March 31, June 30, September 30 and December 31 (or if any of such days is not a Business Day (as defined below), the Business Day immediately following such day) (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date; provided, however, that with respect to such first Quarterly Dividend Payment Date, which will be March 31, 2010, (1) the holders of shares of Series A Preferred Stock shall be entitled pursuant to Section 1(a) to receive a cumulative dividend per share in the amount of (i) 10% multiplied by (ii) a fraction equal to the number of days from such date of original issue to such Quarterly Dividend Payment Date divided by 90; and (2) the holders of shares of Series B Preferred Stock shall be entitled pursuant to Section 1(b) to receive a cumulative dividend per share in the amount of (i) 11.5% multiplied by (ii) a fraction equal to the number of days from such date of original issue to such Quarterly Dividend Payment Date divided by 90. The Series A Accruing Dividends and the Series B Accruing Dividends shall rank pari passu with each other. For purposes hereof, the term “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are required by law, regulation or executive order to be closed.
          (d) In-Kind Dividends.
               (i) Prior to the date on which the Corporation obtains the Stockholder Approval (as defined in that certain Backstop Securities Agreement dated on or about November 3, 2009 by and among the Corporation and the other parties thereto (as such agreement is amended, restated, modified or supplemented in accordance with its terms, the “Backstop Securities Agreement”)), the Corporation shall issue to the holders of the Preferred Stock entitled to receive such Applicable Accruing Dividends (1) up to the Cap (as defined below), a number of full shares of Series A Preferred Stock equal to the quotient of (i) the amount of the Applicable Accruing Dividends payable on such Quarterly

Certificate of Powers, Designations, Preferences and Rights — Page 3
Dividend Payment Date divided by (ii) the Series A Original Issue Price and (2) anything in excess of the Cap, a number of full shares of Series B Preferred Stock equal to the quotient of (i) the amount of the Applicable Accruing Dividends payable on such Quarterly Dividend Payment Date divided by (ii) the Series B Original Issue Price. All shares of Preferred Stock issued pursuant to this Section 1(d)(i) shall be issued pro rata to the holders entitled thereto and calculated in accordance with the methodology set forth in Section 4(b). All shares of Preferred Stock issued pursuant to this Section 1(d)(i) shall be deemed issued and outstanding on such Quarterly Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall deliver or cause to be delivered to the respective holders of Preferred Stock certificates representing additional shares of Preferred Stock to which they are entitled to this Section 1(d)(i) promptly after such Quarterly Dividend Payment Date, and in any event within 15 days following such Quarterly Dividend Payment Date. For purposes hereof, the term “Cap” means, as of any date of determination, the number of shares of Series A Preferred Stock that would result in the Stockholders (as defined in the Backstop Securities Agreement) owning shares of Series A Preferred Stock representing (on an as-converted basis) 19.99% of the issued and outstanding shares of Common Stock.
               (ii) After the date on which the Corporation obtains the Stockholder Approval, the Corporation shall issue to the holders of Preferred Stock entitled to receive such Applicable Accruing Dividends a number of full shares of Series A Preferred Stock equal to the quotient of (i) the amount of the Series A Accruing Dividends payable on such Quarterly Dividend Payment Date divided by (ii) the Series A Original Issue Price. All shares of Series A Preferred Stock issued pursuant to this Section 1(d)(ii) shall be issued pro rata to the holders entitled thereto and calculated in accordance with the methodology set forth in Section 4(b). All shares of Series A Preferred Stock issued pursuant to this Section 1(d)(ii) shall be deemed issued and outstanding on such Quarterly Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall deliver or cause to be delivered to the respective holders of Series A Preferred Stock certificates representing additional shares of Series A Preferred Stock to which they are entitled to this Section 1(d)(ii) promptly after such Quarterly Dividend Payment Date, and in any event within 15 days following such Quarterly Dividend Payment Date.
               (iii) Notwithstanding anything to the contrary set forth herein, the shares of Preferred Stock issued or issuable pursuant to this Section 1(d) shall have all of the same rights (including, without limitation, conversion rate), preferences and privileges of a share of Series A Preferred Stock issued on the Series A Original Issue Date or Series B Preferred Stock issued on the date when the Corporation first issued the Series B Preferred Stock, as the case may be, and such shares of Preferred Stock issued or issuable pursuant to this Section 1(d) shall be deemed to benefit from all adjustments to (including, without limitation, adjustments to the conversion rate of such shares), and any dividends or distributions with respect to, such share of Preferred Stock so originally issued; provided, however, that in no event will such shares of Preferred Stock be entitled to dividends or distributions accrued or paid prior to the date of issuance of such shares of Preferred Stock. The Corporation shall take all necessary actions to ensure such adjustments, dividends and distributions are made with respect to such shares of Preferred Stock issued or issuable pursuant to this Section 1(d), including, without limitation, issuing additional shares of capital stock with respect thereto.
     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
          (a) Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders (on a pari passu basis with the holders of Series B Preferred Stock), and

Certificate of Powers, Designations, Preferences and Rights — Page 4
before any payment shall be made to the holders of shares of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), or any other class or series of capital stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (1) a cash payment equal to the sum of the Series A Original Issue Price plus an amount equal to all Series A Accruing Dividends unpaid thereon plus any other dividends declared but unpaid thereon and (2) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into shares of Common Stock pursuant to the applicable provisions of Section 4 immediately prior to such liquidation, dissolution or winding-up; provided, however, that, notwithstanding the foregoing, the holders of a majority of the Series A Preferred Stock may elect to receive the amounts in Section 2(a)(2) by delivering a written instrument to the Corporation indicating the same. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Section 2(a) is hereinafter referred to as the “Series A Liquidation Amount.” If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and the Series B Preferred Stock the full amount to which they shall be entitled under this Section 2(a), then the holders of shares of Series A Preferred Stock and the Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
          (b) Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders (on a pari passu basis with the holders of Series A Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (1) a cash payment equal to the sum of the Series B Original Issue Price plus an amount equal to all Series B Accruing Dividends unpaid thereon plus any other dividends declared but unpaid thereon and (2) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into shares of Series A Preferred Stock pursuant to the applicable provisions of Section 5 and such shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to the applicable provisions of Section 4 immediately prior to such liquidation, dissolution or winding-up; provided, however, that, notwithstanding the foregoing, the holders of a majority of the Series B Preferred Stock may elect to receive the amounts in Section 2(b)(2) by delivering a written instrument to the Corporation indicating the same. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under this Section 2(b) is hereinafter referred to as the “Series B Liquidation Amount.” If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock and the Series A Preferred Stock the full amount to which they shall be entitled under this Section 2(b), then the holders of shares of Series B Preferred Stock and the Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
          (c) Ranking of Preferred Stock. For the avoidance of doubt, (i) the Series A Preferred Stock and Series B Preferred Stock shall rank pari passu with each other with respect to the distribution of assets in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and (ii) the Common Stock and any class or series of preferred stock (whenever designated or created) shall rank junior to the Series A Preferred Stock and Series B Preferred Stock with

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respect to the distribution of assets in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
          (d) Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock under Section 2(a), the holders of shares of Series B Preferred Stock under Section 2(b) and any other series of preferred stock of the Corporation ranking on liquidation senior to the Common Stock, the remaining assets of the Corporation available for distribution to the Corporation’s stockholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.
          (e) Deemed Liquidation Events.
               (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, unless the holders of at least a majority in interest of the Series A Preferred Stock elect otherwise by written notice given to the Corporation at least 10 days prior to the effective date of any such event (any such event, unless such an election is made, is referred to as a “Deemed Liquidation Event”):
                    (A) a merger or consolidation in which
(I)	the Corporation is a constituent party or

(II)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; provided that, for the purpose of this Section 2(e)(i), all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged;
                    (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or
                    (C) a transaction or series of related transactions in which a Person (for purposes hereof, the term “Person” shall mean an individual, corporation, trust, partnership, limited

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liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity) or a group of Persons (as defined in Rule 13d-5(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) of a majority of voting power of the voting shares of the Corporation.
               (ii) The Corporation shall not have the power to effect a Deemed Liquidation Event pursuant to Section 2(e)(i)(A)(I) above unless the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a), 2(b), 2(c) and 2(d) above.
               (iii) In the event of a Deemed Liquidation Event pursuant to Section 2(e)(i)(A)(II), Section 2(e)(i)(B) or Section 2(e)(i)(C) above, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 30 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Preferred Stock no later than the 30th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Preferred Stock in exchange for a cash payment, and (B) if the holders of a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than 45 days after such Deemed Liquidation Event, the Corporation shall redeem in cash, to the extent legally available therefor, on the 45th day after such Deemed Liquidation Event (the “Liquidation Redemption Date”), all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount and all outstanding shares of Series B Preferred Stock a price per share equal to the Series B Liquidation Amount. If the funds of the Corporation legally available to redeem shares of Preferred Stock pursuant to this Section 2(e)(iii) are insufficient to redeem the total number of such shares required to be redeemed hereto, the Corporation shall take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Preferred Stock required to be so redeemed, including, without limitation, (1) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under applicable law to create sufficient surplus to make such redemption and (2) incurring any indebtedness necessary to make such redemption. In the event of a redemption pursuant to the preceding sentence, if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such lawfully available funds and the Corporation shall redeem the remaining shares to have been redeemed as soon as possible after the Corporation has funds legally available therefor. Prior to the redemption provided for in this Section 2(e)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. Any failure to make the redemptions contemplated hereby on the Liquidation Redemption Date shall result in the penalties set forth in Section 6(f).
               (iv) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring Person, all in accordance with the provisions of this Section 2. If the amount deemed paid or distributed under this Section 2(e)(iv) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:
                    (A) For securities not subject to investment letters or other similar restrictions on free marketability,

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                         (1) if traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty-day (30) period ending three (3) days prior to the closing of such transaction resulting in a Deemed Liquidation Event;
                         (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty-day (30) day period ending three (3) days prior to the closing of such transaction resulting in a Deemed Liquidation Event; or
                         (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors and the holders of a majority of the Series A Preferred Stock.
                    (B) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause (A) above so as to reflect the approximate fair market value thereof.
               (v) For purposes hereof, the following definitions shall apply:
                    (A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
                    (B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
     3. Voting Rights; Election of Directors; Certain Actions.
          (a) Voting Rights of Series A Preferred Stock. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, the provisions hereof or by the provisions of the Certificate of Incorporation, the holders of Series A Preferred shall vote together with the holders of Common Stock as a single class.
          (b) Voting Rights of Series B Preferred Stock. The holders of outstanding shares of Series B Preferred Stock shall not be entitled to vote with respect to shares of Series B Preferred Stock held by such holders on any matters except to the extent otherwise (i) set forth herein or in the Certificate of Incorporation or (ii) required under the General Corporation Law. To the extent the holders of Series B Preferred Stock are entitled to vote (as provided in the immediately preceding sentence), such holders shall be entitled to one (1) vote per share of Series B Preferred Stock.
          (c) Election of Directors. Subject to the terms and conditions of the Backstop Securities Agreement, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect up to two (2) directors of the Corporation (any such director so elected or otherwise nominated pursuant to and in accordance with the Backstop Securities Agreement, a “Series A Director”). Subject to the terms and conditions of the Backstop Securities Agreement, any

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director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Subject to the terms and conditions of the Backstop Securities Agreement, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3(c).
          (d) Certain Actions. For as long as at least 10% of the shares of the Series A Preferred Stock issued pursuant to the Backstop Securities Agreement are issued and outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Corporation’s certificate of incorporation) the written consent or affirmative vote of the holders of at least a majority in interest of the then issued and outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series:
               (i) (1) alter or change the rights, preferences or privileges of the Series A Preferred Stock or Series B Preferred Stock or (2) decrease the total number of authorized shares of Preferred Stock;
               (ii) issue, or agree to issue, any shares of Preferred Stock except as expressly contemplated by Sections 1(d) or 5 hereof;
               (iii) (1) create, or authorize the creation of, any additional class or series of shares of stock (or any security which by its terms is convertible into or exchangeable for any equity security of the Corporation and any security which is a combination of debt and equity) or (2) issue, or agree to issue, any equity security (or any security convertible, exercisable or exchangeable for or into any equity security); provided that this Section 3(d)(iii)(2) shall not apply to (A) the issuance of shares of Preferred Stock pursuant to Sections 1(d) or 5 hereof, (B) the issuance of shares of Common Stock pursuant to Section 4 in connection with the conversion of shares of Series A Preferred Stock, (C) the issuance of shares of Common Stock in connection with equity financings in which at least 75% of the net proceeds therefrom are used to redeem outstanding shares of Preferred Stock pursuant to Section 6(a) hereof (or such lesser amount as is required to redeem all of the outstanding shares of Preferred Stock pursuant to Section 6(a) hereof), (D) the issuance of any shares of any series of preferred stock (other than the Preferred Stock) in connection with equity financings in which the net proceeds therefrom are used to redeem all of the outstanding shares of Preferred Stock pursuant to Section 6(a) hereof (or such lesser amount as is required to redeem all of the outstanding shares of Preferred Stock pursuant to Section 6(a) hereof), (E) the issuance of options to acquire shares of Common Stock, the issuance of shares of Common Stock in connection with the exercise of stock options, or the issuance of restricted Common Stock, in each case, granted under any of the Corporation’s stock option or other benefit plans or compensation arrangements as may be in effect from time to time, (F) the issuance of Preferred Stock pursuant to Section 3(d)(ii) or the issuance of Common Stock issued in connection with a transaction of the type that does not require the affirmative vote of the holders of at least a majority in interest of the then issued and outstanding shares of Series A Preferred Stock pursuant to Section 3(d)(x) or (G) the issuance of shares of preferred stock pursuant to and in accordance with that certain Rights Agreement between the Corporation and Computershare Trust Company, Inc., as rights agent, dated as of August 28, 2002 (as such agreement is amended, restated, modified or supplemented from time to time);
               (iv) reclassify any shares of capital stock in a manner that adversely affects the designations, preferences, powers and/or the relative, participating, optional or special rights, or the restrictions provided for the benefit of, the Preferred Stock;

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               (v) increase the number of directors constituting the size of the Board of Directors;
               (vi) declare or pay any dividends in respect of shares of Common Stock or make, or agree to make, any distributions of cash, property or securities in respect of shares of Common Stock;
               (vii) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any recapitalization or reorganization, effect any Deemed Liquidation Event, or consent to any of the foregoing; provided that the foregoing shall not apply to any Deemed Liquidation Event in which all of the Series A Liquidation Amounts and all of the Series B Liquidation Amounts are paid in full in cash;
               (viii) amend, alter or repeal any provision of the certificate of incorporation or bylaws of the Corporation if it adversely affects the rights, preferences or privileges of the Series A Preferred Stock or Series B Preferred Stock;
               (ix) authorize any subsidiary of the Corporation to issue or sell in any transaction (or series of related transactions) any of such subsidiary’s capital stock to a third party in which such subsidiary and/or the Corporation or any other subsidiary of the Corporation receives more than $20 million in proceeds;
               (x) approve or engage in any transaction (or series of related transactions) for the acquisition of any other Person (other than any subsidiary of the Corporation) or business or all or substantially all of the assets of another Person (other than a direct or indirect subsidiary of the Corporation) in which either the Corporation and/or any of its subsidiaries pays more than $100 million in cash in any 12 month period;
               (xi) incur in any transaction (or series of related transactions) any Indebtedness (as defined below) in excess of $25 million; provided that the foregoing shall not apply to (1) draw downs of indebtedness by the Corporation up to the maximum amount permitted by the revolver feature of the Credit Facility as of the Series A Original Issue Date, (2) any such transaction in which all of the net proceeds are used to redeem the shares of Preferred Stock pursuant to Section 6(a) hereof and (3) capitalized lease obligations;
               (xii) grant or award any registration rights or any similar rights to any third party in respect of any equity security (or any security convertible, exercisable or exchangeable for or into any equity security) of the Corporation; or
               (xiii) agrees, undertakes or commits to do any of the foregoing.
Solely for purposes of Section 3(c)(xi), Indebtedness of any Person shall mean, without duplication, (i) the principal, accreted value, prepayment and redemption premiums or penalties (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; and (ii) all obligations of the type referred to in clause (i) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (iii) all obligations of the type referred to in clause (i) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

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     4. Conversion.
     The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $20.00. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the Applicable Redemption Price (as defined below) is not fully paid on the Applicable Redemption Date (as defined below), in which case, the Conversion Rights for such shares shall continue until such price is paid in full.
          (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock or in connection with the issuance of Applicable Accruing Dividends. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round such fractional share upward or downward to the nearest whole share (with one-half being rounded upward).
          (c) Mechanics of Conversion.
               (i) In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (A) issue and deliver to such holder of Series A Preferred Stock, or to such holder’s nominees, (1) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and (2) a certificate or certificates for the number of shares of Common Stock determined pursuant to Section 4(d) and (B) pay all unpaid Series A Accruing Dividends and all other declared and unpaid dividends on the shares of Series A Preferred Stock so converted (such payment shall be made in additional shares of Common Stock at a per share price equal to the conversion rate then in effect for the Series A Preferred Stock).

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               (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s certificate of incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.
               (iii) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.
               (iv) Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
               (v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
          (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under

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this Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective. For purposes hereof, the term “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.
          (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:
(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 4(e) as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (x) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (y) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.
          (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.
          (g) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2(e), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4(e) or 4(f)), then, following any such reorganization, recapitalization, reclassification,

Certificate of Powers, Designations, Preferences and Rights — Page 13
consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.
          (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.
          (i) Notice of Record Date. In the event:
               (1) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
               (2) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
               (3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 20 days prior to the record date or effective date for the event

Certificate of Powers, Designations, Preferences and Rights — Page 14
specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at such holder’s address appearing on the books of the Corporation.
     5. Mandatory Conversion.
          (a) Trigger Events. At the time when the Corporation obtains the Stockholder Approval (such time is referred to herein as the “Mandatory Conversion Time”), all outstanding shares of Series B Preferred Stock (including, without limitation, all shares of Series B Preferred Stock issued or issuable pursuant to Section 1(d)) shall automatically be converted into shares of Series A Preferred Stock, at the rate set forth in Section 5(b).
          (b) Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent advance written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to Section 5(a). Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Series A Preferred Stock to which such holder is entitled pursuant to this Section 5. At the Mandatory Conversion Time, all outstanding shares of Series B Preferred Stock shall be deemed to have been converted into shares of Series A Preferred Stock, which shall be deemed to be outstanding of record, and all rights with respect to such shares of Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock and Series A Preferred Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Section 5(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing. Immediately after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or such holder’s nominees, a certificate or certificates for the number of full shares of Series A Preferred Stock calculated as follows: (x) the number of shares of Series B Preferred Stock held by such holder multiplied by (y) a fraction, (1) the numerator of which is the sum of the Series B Original Issue Price plus an amount equal to all unpaid Series B Accruing Dividends plus any other dividends declared but unpaid on the Series B Preferred Stock, and (2) the denominator of which is the Series B Original Issue Price.
          (c) Effect of Mandatory Conversion. All shares of Series B Preferred Stock shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Series A Preferred Stock in exchange therefor. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of such shares accordingly.

Certificate of Powers, Designations, Preferences and Rights — Page 15
          (d) Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Series A Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Series A Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s certificate of incorporation.
          (e) Preservation of Rights. Notwithstanding anything to the contrary set forth herein, the shares of Series A Preferred Stock issued or issuable upon conversion of the Series B Preferred Stock pursuant to this Section 5 shall have all of the same rights (including, without limitation, conversion rate), preferences and privileges of a share of Series A Preferred Stock issued on the Series A Original Issue Date, and such shares of Series A Preferred Stock issued or issuable pursuant to Section 5 shall be deemed to have benefited from all adjustments to (including, without limitation, the conversion rate into shares of Common Stock), and any dividends or distributions with respect to, such share of Series A Preferred Stock so originally issued. The Corporation shall take all necessary actions to ensure such adjustments, dividends and distributions are made with respect to such shares of Series A Preferred Stock issued pursuant to Section 5, including, without limitation, issuing additional shares of capital stock with respect thereto.
     6. Redemption.
          (a) Voluntary Redemption. The Corporation may, in its sole discretion, elect to redeem for cash all or any portion of the outstanding shares of Series A Preferred Stock and shares of Series B Preferred Stock out of funds lawfully available therefor at a price equal to, (x) for each share of Series A Preferred Stock, a cash amount per share equal to the greater of (1) the Series A Original Issue Price plus an amount equal to all Series A Accruing Dividends unpaid thereon plus any other dividends declared but unpaid thereon and (2) a cash amount equal to the Average Closing Price (as defined below) (such greater cash amount is referred to as the “Series A Redemption Price”); and (y) for each share of Series B Preferred Stock, a cash amount per share equal to the greater of (1) the Series B Original Issue Price plus an amount equal to all Series B Accruing Dividends unpaid thereon plus any other dividends declared but unpaid thereon and (2) a cash amount equal to the Average Closing Price (such greater cash amount is referred to as the “Series B Redemption Price;” the Series A Redemption Price or the Series B Redemption Price, as the case may be, are referred to as the “Applicable Redemption Price”). Notwithstanding anything to the contrary set forth herein, any redemption pursuant to this Section 6(a) shall first apply to any and all issued and outstanding shares of Series B Preferred Stock (such that no shares of Series B Preferred Stock shall be issued and outstanding) and thereafter to the issued and outstanding shares of Series A Preferred Stock. Any redemption pursuant to this Section 6(a) shall be effected on the date (the “Voluntary Redemption Date”) that is set forth in an Initial Voluntary Redemption Notice (as hereinafter defined); provided that in no event shall a Voluntary Redemption Date be less than 30 Trading Days (as defined below) after the date of the corresponding Initial Voluntary Redemption Notice is delivered to the holders of the Preferred Stock sought to be redeemed pursuant to this Section 6(a). Not less than 30 Trading Days prior to a Voluntary Redemption Date, the Corporation shall cause an Initial Voluntary Redemption Notice (as defined below) to be mailed, postage prepaid, to each holder of record of Series A Preferred Stock and/or Series B Preferred Stock to be redeemed on such date, at such holder’s post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law. Not less

Certificate of Powers, Designations, Preferences and Rights — Page 16
than 15 Trading Days prior to a Voluntary Redemption Date, the Corporation shall cause a Final Voluntary Redemption Notice (as defined below) to be mailed, postage prepaid, to each holder of record of Series A Preferred Stock and/or Series B Preferred Stock to be redeemed on such date, at such holder’s post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law. Any Initial Voluntary Redemption Notice and any Final Voluntary Redemption Notice delivered by or behalf of the Corporation pursuant to this Section 6(a) shall be made in good faith, shall be irrevocable and may only be made at a time when the Corporation has sufficient cash on hand to effect any redemption pursuant to this Section 6(a). Notwithstanding anything to the contrary set forth herein, until 180 days after the Series A Original Issue Date, the holders of a majority of the Series A Preferred Stock may refuse to have their shares of Preferred Stock redeemed pursuant to this Section 6(a) by delivering written notice to the Corporation on or before any Voluntary Redemption Date. If the funds of the Corporation legally available to redeem shares of Preferred Stock pursuant to this Section 6(a) are insufficient to redeem the total number of such shares required to be redeemed hereto, in addition to any other remedies the holders thereof may have at law, the Corporation shall take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Preferred Stock required to be so redeemed, including, without limitation, (1) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under applicable law to create sufficient surplus to make such redemption and (2) incurring any indebtedness necessary to make such redemption. If the Corporation does not have sufficient funds legally available to redeem on any Voluntary Redemption Date all shares of Preferred Stock proposed to redeemed on such date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as possible after the Corporation has funds legally available therefor.
          (b) Mandatory Redemption. On the Mandatory Redemption Date (as defined below), all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be redeemed for cash by the Corporation out of funds lawfully available therefor at a price equal to, (x) for each share of Series A Preferred Stock, a cash amount per share equal to the Series A Redemption Price; and (y) for each share of Series B Preferred Stock, a cash amount per share equal to the Series B Redemption Price. Not less than 30 Trading Days prior to the Mandatory Redemption Date, the Corporation shall cause an Initial Mandatory Redemption Notice (as defined below) to be mailed, postage prepaid, to each holder of record of Preferred Stock to be redeemed on such date, at such holder’s post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law. Not less than 15 Trading Days prior to the Mandatory Redemption Date, the Corporation shall cause a Final Mandatory Redemption Notice (as defined below) to be mailed, postage prepaid, to each holder of record of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, at such holder’s post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law. Any Initial Mandatory Redemption Notice and any Final Mandatory Redemption Notice delivered by or behalf of the Corporation pursuant to this Section 6(b) shall be made in good faith and shall be irrevocable. If the funds of the Corporation legally available to redeem shares of Preferred Stock pursuant to this Section 6(b) are insufficient to redeem the total number of such shares required to be redeemed hereto, the Corporation shall take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Preferred Stock required to be so redeemed, including, without limitation, (1) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under applicable law to create sufficient surplus to make such redemption and (2) incurring any indebtedness necessary to make such redemption. If the Corporation does not have

Certificate of Powers, Designations, Preferences and Rights — Page 17
sufficient funds legally available to redeem on the Mandatory Redemption Date all shares of Preferred Stock proposed to redeemed on such date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as possible after the Corporation has funds legally available therefor.
          (c) Surrender of Certificates, Payment. On or before any Voluntary Redemption Date or the Mandatory Redemption Date (each, an “Applicable Redemption Date”), each holder of shares of Preferred Stock to be redeemed on such Applicable Redemption Date, unless such holder has exercised such holder’s right to convert such shares as provided in Section 4 hereof on or before such redemption date, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in a Voluntary Redemption Notice or the Mandatory Redemption Notice (each, an “Applicable Redemption Notice”), and thereupon the Applicable Redemption Price for such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.
          (d) Rights Subsequent to Redemption. If the Applicable Redemption Notice shall have been duly given, and if on the Applicable Redemption Date, the Applicable Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Applicable Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accumulate after such Applicable Redemption Date and all rights with respect to such shares shall forthwith after such Applicable Redemption Date terminate, except only the right of the holders to receive the Applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.
          (e) Redeemed or Otherwise Reacquired Stock. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.
          (f) Failure to Redeem. If the Corporation fails, for any reason or for no reason, to redeem on an Applicable Redemption Date any or all of the then outstanding shares of Preferred Stock entitled to be redeemed on such date in accordance with the terms and conditions of this Section 5, then interest shall accrue cumulatively on any unpaid redemption amount at (1) the higher of (x) a rate per annum equal to 15% or (y) a rate per annum (determined as of each Quarterly Dividend Payment Date) equal to 15% plus the “prime rate” as reported in The Wall Street Journal (or, if not reported therein, as such rate may be from time to time publicly announced by Bank of America) on the date of publication closest to the date of determination or (2) such lesser rate as may be the maximum rate that is permitted by applicable law (in either case, compounded quarterly), with the amount of such interest added to the redemption payments that remain outstanding through and until such date as the Corporation satisfies its redemption obligation.

Certificate of Powers, Designations, Preferences and Rights — Page 18
          (g) Special Definitions. For purposes hereof, the following definitions shall apply:
               (i) “Average Closing Price” means (A) with respect to any redemption pursuant to Section 6(a), an amount equal to the product of (1) the number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock (as determined pursuant to Section 4) multiplied by (2) a number equal to the quotient of (i) a number equal to the sum of (x) the Closing Prices for the 15 consecutive Trading Days ending on the date on which an Initial Voluntary Redemption Notice was delivered to the holders of Preferred Stock and (y) the Closing Prices for the first 15 consecutive Trading Days after the date on which such Initial Voluntary Redemption Notice was delivered to the holders of Preferred Stock; divided by (ii) 30, and (B) with respect to any redemption pursuant to Section 6(b), an amount equal to the product of (1) the number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock (as determined pursuant to Section 4) multiplied by (2) a number equal to the quotient of (i) a number equal to the sum of (x) the Closing Prices for the 15 consecutive Trading Days ending on the date on which the Initial Mandatory Redemption Notice was delivered to the holders of Preferred Stock and (y) the Closing Prices for the first 15 consecutive Trading Days after the date on which such Initial Mandatory Redemption Notice was delivered to the holders of Preferred Stock; divided by (ii) 30.
               (ii) “Closing Price” means (1) the last reported closing bid price per share of Common Stock on the Principal Trading Market, as reported by Bloomberg Financial Markets, or, (2) if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of the Common Stock prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or (3) if the foregoing do not apply, the last closing price of Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg Financial Markets, or (4) if no closing bid price is reported for the Common Stock by Bloomberg Financial Markets, the average of the bid prices of any market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
               (iii) “Credit Facility” means any senior credit facility entered into by the Corporation at the closing of the Merger (as defined in the Backstop Securities Agreement), as the same may be amended from time to time.
               (iv) “Final Mandatory Redemption Notice” means a written notice that is executed by the Chief Executive Officer of the Corporation which states (1) the number of shares of Series A Preferred Stock and Series B Preferred Stock held by a holder thereof that the Corporation is seeking to redeem on the Mandatory Redemption Date; (2) the Mandatory Redemption Date and the Applicable Redemption Price; (3) the date upon which the holder’s right to convert shares of Series A Preferred Stock terminates (as determined in accordance with Section 4); and (4) that the holder is to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date.
               (v) “Final Voluntary Redemption Notice” means a written notice that is executed by the Chief Executive Officer of the Corporation which states (1) the number of shares of Series A Preferred Stock and Series B Preferred Stock held by a holder thereof that the Corporation is seeking to redeem on a Voluntary Redemption Date; (2) the Voluntary Redemption Date and the Applicable Redemption Price; (3) the date upon which the holder’s right to convert shares of Series A Preferred Stock terminates (as determined in accordance with Section 4); (4) that the holder is to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date; and (5) the Corporation has sufficient cash on hand to redeem all of the shares of

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Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, which statement is certified in writing by the Corporation’s Chief Financial Officer.
               (vi) “Initial Mandatory Redemption Notice” means a written notice that is executed by the Chief Executive Officer of the Corporation which states (1) the number of shares of Series A Preferred Stock and Series B Preferred Stock held by a holder thereof that the Corporation is seeking to redeem on the Mandatory Redemption Date; (2) the Mandatory Redemption Date; (3) the date upon which the holder’s right to convert shares of Series A Preferred Stock terminates (as determined in accordance with Section 4); and (4) that the holder is to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date.
               (vii) “Initial Voluntary Redemption Notice” means a written notice that is executed by the Chief Executive Officer of the Corporation which states (1) the number of shares of Series A Preferred Stock and Series B Preferred Stock held by a holder thereof that the Corporation is seeking to redeem on a Voluntary Redemption Date; (2) the Voluntary Redemption Date; (3) the date upon which the holder’s right to convert shares of Series A Preferred Stock terminates (as determined in accordance with Section 4); (4) that the holder is to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date; and (5) the Corporation has sufficient cash on hand to redeem all of the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, which statement is certified in writing by the Corporation’s Chief Financial Officer.
               (viii) “Mandatory Redemption Date” means the date that is 180 days after the date on which Credit Facility expires or otherwise terminates without giving effect to any amendments, extensions or waivers thereof.
               (ix) “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Series A Original Issue Date, shall be the New York Stock Exchange.
               (x) “Trading Day” means (1) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (2) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (3) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clauses (1), (2) and (3) hereof, then Trading Day shall mean any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
               (xi) “Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
     7. Waiver. Any of the rights, powers preferences and other terms of the Series A Preferred Stock and the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series A

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Preferred Stock and Series B preferred Stock by the affirmative consent or vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding.
     8. Certain Opportunities. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any Series A Director or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.”

Signature Page to Certificate of Powers, Designations, Preferences and Rights
     IN WITNESS WHEREOF, this Certificate of Powers, Designations, Preferences and Rights has been executed by a duly authorized officer of the Corporation on this ___day of                     , 20___.

By:
Name:
Title:

EXHIBIT C
[Weil, Gotshal & Manges LLP letterhead]
                          , 2009
TA IX, L.P.
TA/Atlantic and Pacific IV, L.P.
TA Strategic Partners Fund A, L.P.
TA Strategic Partners Fund B, L.P.
TA Investors II, L.P.
TA Subordinated Debt Fund, L.P.
200 Clarendon Street, 56th floor
Boston, Massachusetts 02116
Paribas North America, Inc.
[Address]
Charles Allen
[Address]
William Brock Hardaway
[Address]
Lawrence A. Humphrey
[Address]
Ladies and Gentlemen:
          We have acted as counsel to RehabCare Group, Inc., a Delaware corporation (“RehabCare Parent”), RehabCare Group East, Inc., a Delaware corporation (“RehabCare East”), RehabCare Hospital Holdings, LLC, a Delaware limited liability company (“RehabCare HH”) and RehabCare Merger Sub Corporation, a Delaware corporation (“RehabCare Merger Sub”, and together with RehabCare Parent, RehabCare East and RehabCare HH, the “Companies”) in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, (i) the Agreement and Plan of Merger, dated as of November 3, 2009, by and among Triumph HealthCare Holdings, Inc., RehabCare Parent, RehabCare East,

                          , 2009

RehabCare HH, RehabCare Merger Sub and TA Associates, Inc., in its capacity as securityholders representative (the “Merger Agreement”), (ii) the Backstop Securities Agreement, dated as of November 3, 2009, by and among RehabCare Parent and the persons and entities identified on the signature pages thereto (the “Backstop Securities Agreement”) and (iii) the Registration Rights Agreement, dated as of November 3, 2009, by and among RehabCare Parent and the several stockholders signatory thereto (the “Registration Rights Agreement”, and together with the Merger Agreement and the Backstop Securities Agreement, the “Agreements”1). Capitalized terms defined in the Agreements and used (but not otherwise defined) herein are used herein as so defined.
          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreements and such corporate or, as applicable, limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Companies, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies and upon the representations and warranties of the Companies contained in the Agreements. As used herein, “to our knowledge” and “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreements.
          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
          1. Each of the Companies is a corporation or, as applicable, limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or, as applicable, limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

[1]	Our opinions with respect to the Backstop Securities Agreement and the Registration Rights Agreement will only be delivered if Backstop Securities are actually required to be delivered.

                          , 2009

          2. The Backstop Securities to be issued pursuant to the Backstop Securities Agreement have been duly authorized and, when issued as contemplated by the Backstop Securities Agreement, will be validly issued, fully paid and nonassessable. Assuming a sufficient number of authorized but unissued shares of common stock of RehabCare Parent are available for issuance if and when the Backstop Securities are converted, the shares of common stock of RehabCare Parent, when issued and delivered upon conversion of the Backstop Securities in accordance with RehabCare Parent’s certificate of incorporation, will be validly issued, fully paid and nonassessable.
          3. Each of the Companies has all requisite corporate or, as applicable, limited liability company power and authority to execute and deliver the Agreements to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Agreements by each of the Companies party thereto has been duly authorized by all necessary corporate or, as applicable, limited liability company action on the part of each such Company. Each of the Agreements has been duly and validly executed and delivered by each of the Companies party thereto.
          4. Assuming the due authorization, execution and delivery thereof by the parties thereto (other than the Companies), the Agreements constitute the legal, valid and binding obligation of each of the Companies party thereto, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and (B) no opinion is expressed with respect to any provision of the Agreements providing for liquidated damages.
          5. The execution and delivery by each of the Companies of the Agreements to which it is a party and the performance by each of the Companies of its obligations thereunder will not conflict with, constitute a default under or violate any (i) of the terms, conditions or provisions of the certificate of incorporation or, as applicable, certificate of formation or by-laws or, as applicable, limited liability company agreement of each such Company, (ii) Delaware corporate or, as applicable, limited liability company law or federal law or regulation (other than federal and state securities or blue sky laws, antitrust laws and laws applicable to the healthcare industry as to which we express no opinion in this paragraph) or (iii) judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on each such Company of which we are aware.

                          , 2009

          6. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against any of the Companies that relates to any of the transactions contemplated by the Agreements.
          7. Assuming that the representations of the other parties thereto contained in the Backstop Securities Agreement are true, correct and complete and assuming compliance by the other parties thereto with their covenants set forth in the Backstop Securities Agreement, it is not necessary in connection with the offer, sale and delivery of the Backstop Securities to the other parties thereto pursuant to the Backstop Securities Agreement to register the Backstop Securities under the Securities Act of 1933, as amended.
          The opinions expressed herein are limited to the laws of the State of Texas, the corporate or, as applicable, limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. For the purposes of Paragraph 4 hereof, we have assumed that the laws of the State of Delaware (other than the Delaware General Corporation Law), which is the governing law of the Agreements, are the same as the laws of the State of Texas.
          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.
Very truly yours,

EXHIBIT D
FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
As of                     ,
Computershare Investor Services
2 North LaSalle Street
Chicago, IL 60602
Attn: Kathy Kinard, Relationship Manager
Ladies and Gentlemen:
     Reference is made to that certain Backstop Securities Agreement, dated as of November 3, 2009 (the “Agreement”), by and among RehabCare Group, Inc., a Delaware corporation (the “Company”), and the stockholders named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Shares”) of Series A Convertible Redeemable Preferred Stock of the Company, par value $0.10 per share (the “Series A Preferred Stock”, and shares of Series B Non-Voting Redeemable Preferred Stock of the Company, par value $0.10 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Shares”). Subject to the terms set forth in the Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock and Series B Redeemable Non-Voting Preferred Stock of RehabCare Group, Inc., the Holders of Preferred Shares are entitled to convert such Preferred Shares into shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”). All such shares of Common Stock issued upon conversion of the Shares held by any Holder, whether such Shares are now held or hereafter acquired, including, without limitation, any Shares issued as a dividend, shall be referred to herein as the “Conversion Shares.”
     This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue certificates representing shares of Common Stock upon transfer or resale of the Conversion Shares.
     You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) the Conversion Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within three (3) Trading Days of your receipt of a notice of transfer or Conversion Shares, you shall issue the certificates representing the Conversion Shares registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares are not registered for resale under the Securities Act or able to be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, then the certificates for such Conversion Shares shall bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE

OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
     A form of written confirmation from the Company’s legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the Commission under the Securities Act is attached hereto as Annex I.
     Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.
     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

REHABCARE GROUP, INC.

By:
Name:
Title:
Acknowledged and Agreed to as of the Date
First Written Above:
COMPUTERSHARE INVESTOR SERVICES

By:
Name:
Title:

Annex I
FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT
Computershare Investor Services
2 North LaSalle Street
Chicago, IL 60602
Attn: Kathy Kinard, Relationship Manager
     Re: RehabCare Group, Inc.
Ladies and Gentlemen:
     I am [General Counsel] to RehabCare Group, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Backstop Securities Agreement, dated as of November 3, 2009, entered into by and among the Company and the stockholders named therein (collectively, the “Stockholders”) pursuant to which the Company issued shares of Series A Convertible Redeemable Preferred Stock of the Company, par value $0.10 per share (the “Series A Preferred Stock”, and shares of Series B Non-Voting Redeemable Preferred Stock of the Company, par value $0.10 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Shares”). Subject to the terms set forth in the Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Redeemable Preferred Stock and Series B Redeemable Non-Voting Preferred Stock of RehabCare Group, Inc., Stockholders are entitled to convert such Preferred Shares into shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”). Pursuant to that certain Registration Rights Agreement of even date, the Company agreed to register the resale of the Common Stock (collectively, the “Registrable Securities”), under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on November ___, 2009, the Company filed a Registration Statement on Form S-3 (File No. 333-_____ ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names each of the Stockholders as a selling stockholder thereunder.
     In connection with the foregoing, the Company advises you that a member of the Commission’s staff has advised the Company by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at       [a.m.][p.m.] on                     ,      , and the Company has no knowledge, after telephonic inquiry of a member of the staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.
     This letter shall serve as the Company’s standing notice to you that the Common Stock may be freely transferred by the Stockholders pursuant to the Registration Statement. You need not require further letters from the Company to effect any future legend-free issuance or reissuance of shares of Common Stock to the Stockholders or the transferees of the Stockholders, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated November 3, 2009, provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. This letter shall serve as the Company’s standing instructions with regard to this matter.

Very truly yours, RehabCare Group, Inc.
By: